UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2009
Date of Report (Date of earliest event reported)

OMNICITY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52827	98-0512569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 N Range Line Road, Carmel, Indiana, USA	46032
(Address of principal executive offices)	(Zip Code)

(317) 818-0023
Registrant's telephone number, including area code

280 Nelson Street, Suite 253, Vancouver, British Columbia, Canada, V6B 2E2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the "SEC"). These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01        Completion of Acquisition or Disposition of Assets.

As used in this Current Report: (i) the terms "Company", "our company", "we", "us" and "our" refer to Omnicity Corp., a Nevada corporation, and its subsidiaries, unless the context requires otherwise; (ii) references to "Omnicity Indiana" mean Omnicity, Incorporated, an Indiana corporation; and (iii) all amounts are presented in US dollars unless otherwise specified.

General

We were incorporated under the laws of the State of Nevada on October 12, 2006 under the name "Bear River Resources Inc.". On October 21, 2008, we effected a forward split of our shares of common stock on the basis of 7.7 new shares of our common stock for each one share of common stock outstanding on that date and increased our authorized share capital from 200,000,000 shares of common stock to 1,540,000,000 shares of common stock. Also on October 21, 2008, in contemplation of the acquisition of Omnicity Indiana, we merged with our wholly-owned subsidiary incorporated under the laws of the State of Nevada, and changed our name to "Omnicity Corp.".

Our Prior Business

Up to July 29, 2008, we were an exploration stage company engaged in the acquisition and exploration of mineral properties. On November 22, 2006, we acquired a 100% interest in the Redoubt 1 and Redoubt 2 mineral claims (the "Property" or "Claims") covering approximately 1,000 hectares located in the Stewart Mining Division in the Province of British Columbia, Canada, from Silver Grail Resources Ltd. and Teuton Resources Corp. in consideration for CDN$10,000. The claims were registered in the name of the Company on August 16, 2007. The cost of the mineral property, a property report and assessment work was initially capitalized. For the year ended June 30, 2008, the Company recognized an impairment loss of $15,787, as the Company had not yet determined whether the claims had proven or probable reserves on the property. On October 15, 2007, the Company advanced CDN$15,000 to its geologist to conduct an exploratory work program on the claims, which was conducted in November, 2007. The Company received a geologist report on February 6, 2008, the results of which were not as expected, and the Company re-evaluated proceeding with a Phase 2 work program, which would cost CDN$15,000. Given the prospects, management determined to allow the claims to lapse on July 29, 2008.

Please see our annual report on Form 10-KSB for the year ended June 30, 2008 for more information relating to our business prior to the acquisition of Omnicity Indiana.

The Omnicity Indiana Acquisition

On February 16, 2009, we closed the acquisition (the "Acquisition") of Omnicity Indiana, effected by way of merger pursuant to an Agreement and Plan of Merger (the "Agreement"), dated December 29, 2008, among Omnicity Corp., Omnicity Indiana, and MergerSub, our wholly-owned subsidiary incorporated under the laws of the State of Indiana in connection with the Acquisition ("MergerSub"). The merger was effective on February 17, 2009 and time at which the merger became effective is referred to herein as the "Effective Time". At the Effective Time, MergerSub merged with and into Omnicity Indiana, pursuant to which the identity and separate corporate existence of MergerSub ceased and Omnicity Indiana became the surviving corporation in the merger (the "Surviving Corporation") and a wholly-owned subsidiary of the Company.

Omnicity Indiana convened a special meeting of its shareholders on January 17, 2009 to obtain approval of the adoption of the Agreement, the Acquisition and all other transactions contemplated thereby (the "Special Meeting"). At the Special Meeting, Omnicity Indiana obtained the required approvals of the holders of a majority of its common shares.

Under the terms of the Agreement, at closing, (i) all of the issued and outstanding Omnicity Indiana shares, totaling 8,256,240, were converted and exchanged for 23,000,000 shares of the Company, or 2.7858 common shares of the Company for each Omnicity Indiana share held; each common share issued had a deemed fair value of $0.35 per share, in accordance with the procedures set out in the Agreement, (ii) each share of Omnicity Indiana issued and outstanding immediately prior to the Effective Time and owned by Omnicity Corp. or MergerSub was cancelled and extinguished without any conversion thereof and no payment was made with respect thereto, and (iii) all issued and outstanding shares of common stock of MergerSub held by Omnicity Corp. immediately prior to the Effective Time were converted into and became one validly issued, fully paid and non-assessable share of common stock of Omnicity Indiana.

Pursuant to the terms of the Agreement on and after the Effective Time, (i) until surrendered for exchange, each outstanding share certificate representing shares of Omnicity Indiana's common stock (except for shares cancelled pursuant to the provisions of the Agreement) are deemed to evidence ownership of and represent the number of shares of the Company into which such Omnicity Indiana common shares shall convert pursuant to the Agreement, and (ii) each holder of such outstanding certificates representing shares of Omnicity Indiana's common stock are entitled to vote on any matters on which the holders of record of the Company's common shares having voting rights are entitled to vote.

At closing, (i) all the property, rights, privileges, powers and franchises of Omnicity Indiana and MergerSub vested in the Surviving Corporation, and all debts, liabilities and duties of Omnicity Indiana and MergerSub became the debts, liabilities and duties of the Surviving Corporation, (ii) the articles of incorporation of MergerSub became the articles of incorporation of the Surviving Corporation, (iii) the bylaws of MergerSub became the bylaws of the Surviving Corporation, and (v) the name of the Surviving Corporation became "Omnicity, Incorporated".

The Company is in the process of raising approximately US$315,000 by way of a private placement of units of the Company at a price of $0.35 per unit (the "Private Placement"). In addition, prior to closing, certain investors (the "Company Creditors") acquired convertible debentures directly from Omnicity Indiana in the amount of US$60,000. Under the terms of a debt conversion agreement to be entered into with the Company Creditors, all amounts owing to the Company Creditors will be converted to units of the Company having the same terms as the units issued under the Private Placement. Each unit will consist of one common share of the Company and one-half of one non-transferable share purchase warrant. Each whole warrant will be exercisable for one common share of the Company at a price of $0.50 per share for a period of two years from the date of issuance.

Following the closing, but prior to issuing securities to the vendors in the asset acquisitions discussed under "Recent Events" and under the Private Placement and debt conversions when closed subsequently, Omnicity Corp. shareholders owned approximately 30.5% and former Omnicity Indiana shareholders owned approximately 69.5% of the Company's common stock.

The closing of the Acquisition represented a change in control of our Company. For accounting purposes, this change in control constitutes a re-capitalization of the Company, and the acquisition has been accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Omnicity Indiana, as the legal subsidiary, is treated as the acquiring company with the continuing operations.

As a consequence of our Company's acquisition of Omnicity Indiana, our business is now focused on the development and operation of wireless broadband systems to residential and commercial customers in small and rural markets in the Midwestern United States.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which has been filed as an exhibit hereto.

Upon the closing of the Acquisition, the following persons held the following positions with our Company:
Name	Position with the Company
Richard Beltzhoover	Chairman of the Board, Chief Executive Officer, Director
Greg Jarman	President, Chief Operating Officer, Director
Donald M. Prest	Chief Financial Officer, Director
David Bradford	Vice President of Corporate Development, Director
Paul Brock	Director
Robert Pearson	Director

The securities issued pursuant to the Agreement and to be issued pursuant to the Private Placement and conversion of amounts owing to the Company Creditors were or will be issued to non-accredited and accredited investors (as defined in Rule 501 under Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 506 under the Securities Act, or were issued in offshore transactions (as defined in Rule 902 under Regulation S under the Securities Act) in reliance on Regulation S under the Securities Act, based upon representations made by the acquirers. Such securities have not been and will not be registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Business of Omnicity Indiana

Overview

Omnicity Indiana was a private company incorporated under the laws of the State of Indiana pursuant to the Indiana Business Corporation Law on August 14, 2003 under the name "Omnicity, Incorporated". In August 2003, Omnicity Indiana began acquiring the rights to and constructing wireless internet service sites in Indiana. In September 2003, the Company acquired the assets of the Circle City Wireless Division of Hi-Tech Business Machines, LLC in exchange for common stock of Omnicity Indiana. Omnicity Indiana's target market is rural and small market homes in the United States that are unserved or underserved by large broadband providers. These homes are served, on a fragmented basis, by small local underfunded and undermanned Wireless Internet Service Providers ("WISPs").Omnicity Indiana's principal office and registered and records office is located at 720 N. Range Line Road, Carmel, Indiana, U.S.A., 46032, Tel: (317) 818-0023; Fax: (317) 818-0029. Omnicity Indiana's operations are located at 201 North Main Street, Suite 200, Rushville, Indiana, U.S.A., 46173, Tel: (866) 586-1518; Fax: (866) 567-3897.

Business Strategy

Omnicity Indiana's primary business strategy is to develop or acquire, own and operate wireless internet systems in markets in which Omnicity Indiana believes it can achieve positive cash flow and operating income in a particular market after system launch and then to expand such systems with the objective of maintaining profitability. Omnicity Indiana executes this strategy by locating operations in small towns and rural areas with a significant number of households and businesses not currently passed with any significant density by traditional hard-wire providers. These markets typically have terrain and other conditions conducive to wireless internet transmissions. Omnicity Indiana believes that traditional hard-wire operators in these markets are less likely to compete cost effectively for Omnicity Indiana's target subscriber base. In the 20 largest hard-wire markets in the Unites States, only approximately 2% of all households in those markets are unpassed by hard-wire providers. However, in markets in which Omnicity Indiana currently has wireless rights, Omnicity Indiana estimates that approximately 85% of all line-of-sight households, many of which, particularly in rural areas, have limited access to high speed internet service. Once a system achieves profitability, Omnicity Indiana expands the system, increases site capacity and continues to add subscribers by offering additional levels of service.

Description of Business

Omnicity Indiana develops, owns and operates wireless broadband systems providing services to residential and commercial customers in small and rural markets in the Midwestern United States. Omnicity Indiana's focus is on a base of broadband subscribers in the unserved and underserved rural and small market segment of the U.S.

Omnicity Indiana partners with Rural Electric Membership Cooperatives ("REMCs"), municipalities, and other governmental entities to provide broadband services to REMC member users and to provide services for municipalities and governmental agencies such as meter reading, mobile broadband for emergency vehicles, police and fire, and their local area networks. Omnicity Indiana has also formed an exclusive partnership with Service Concepts, a rural electric cooperative service organization that is owned by 29 Indiana REMCs and that serves more than 300 of the 800 REMCs throughout the United States. Service Concepts is the main marketing arm for those REMCs and serves more than 603,000 households and businesses in Indiana. Much of Omnicity Indiana's recent business has been through marketing and local funding partnerships with REMCs. REMC member electric cooperatives are located in 80% of the nation's counties and are the largest electric utility network in the United States, having over 40 million member-owners.

Omnicity Indiana's customer base is made of many individual and business subscribers in various regions throughout Indiana. Omnicity Indiana is not dependent on any one customer.

Recent Events

In October 2008, Omnicity Indiana entered into asset purchase agreements with four wireless operators: NDWave, Inc; Forepoint Networks Inc; Mooreland Wireless and North Central Communications, Inc. in consideration for cash, short-term notes, and common shares of Omnicity Corp. upon the completion of the Acquisition. As at February 20, 2009 the Company is in the process of closing the ND Wave acquisition.

Acquisition Profile (2008-2009)

The average new acquisition is expected to be 630 subscribers, $33,000 monthly revenue, $400,000 in assets, $41 average monthly revenue per unit ("ARPU") at closing. Initial acquisitions will be acquired to address specific needs for 'value added" service and the addition of key personnel and systems. The ND Wave acquisition of approximately 1,480 customers is expected to add technical redundancy and critical personnel. The ForePoint acquisition is expected to add approximately 890 customers, clustering with existing Omnicity Indiana subscribers and is expected to add critical personnel. The acquisition of North Central Communications is expected to add approximately 620 subscribers adjacent to Omnicity Indiana and key personnel.

These acquisitions would combine to add coverage of approximately 79,000 additional homes seen from towers and available for service, approximately 35,000 of which are not served or underserved by other high-speed internet and broadband providers (dial-up or slower speeds or no internet). These systems would add approximately 3,130 subscribers to Omnicity Indiana's subscriber base. The total purchase price for these acquisitions is anticipated to be approximately $2.7 million. Deposits of $120,000 have been paid, $580,3870 will be paid upon closing and $1,023,862 will be paid over a one year period following closing of each acquisition. A total of $967,700 will be paid in Omnicity Indiana's common stock at fair market value. The estimated number of shares will be 1,935,400 at a fair value of $0.50 per share.

These four asset acquisition agreements are profiled below:

NDWave, Inc. ("NDWave") is located in north central Indiana and currently serves approximately 1,480 customers. This acquisition would give Omnicity Indiana the ability to add redundancy to its existing systems through NDWave's fiber and wireless connections. The two networks complement each other with very little overlap between tower sites. The equipment being used in the NDWave network is cost effective and efficient.

ForePoint Networks ("ForePoint") is located in Lafayette, Indiana and complements the northern portion of the Tipmont REMC area. ForePoint has a base of approximately 890 customers and its network has fiber connectivity into its data center and uses the same tower and CPE equipment as NDWave. Their staff includes three installers and one sales support team member and contracts out their network engineer. Being located in the heart of Purdue University provides for qualified tech support staff and call center staff. There is very little overlap between ForePoint's network and the existing system coverage.

North Central Communications Inc. ("NCC") would complement Omnicity Indiana's Wabash REMC partner and give Omnicity Indiana a local sales, support and installation team. NCC coverage is immediately to the west and south of the Wabash REMC coverage area and to the north of the NDWave coverage area. They cover parts of six counties with approximately 620 customers on their network. The NCC staff includes a high level network/applications programmer, two outside tech support, billing support and an office manager.

Mooreland Wireless ("Mooreland") is located in the east central portion of Indiana. Its current coverage area includes Hagerstown, Muncie, Jay County and Rush county, Indiana. Mooreland's founder would continue on with Omnicity Indiana and provide regional field service support. Mooreland would bring several key tower locations and 160 existing residential and business customers.

WISP Industry Overview

In the United States today, there are several thousand WISPs operating in the licensed and unlicensed spectrum. These operators are predominately using unlicensed 900MHz and 2.4GHz for the transmission of their services. WISPs predominantly serve rural and small market environments where cable and digital subscriber lines are not available, or provide dial-up speeds only. Worldwide interoperability for microwave access or WiMax, which is a telecommunications technology that provides for the wireless transmission of data using a variety of transmission modes, is expected to become mainstream in the near future, and is expected to bring with it changes to the marketplace by increasing the amount of interoperable equipment on the market and making mobile data transmission feasible on a highly commercialized scale, thus increasing the utility of such networks in rural environments.

Most WISPs in the United States are small companies with less than 2000 residential customers. The company estimates that less than 3% of WISPs have more than 2000 customers. Of those WISPs under 2000 subscribers, most are residentially focused and have located their transmission facilities on a variety of vertical assets, including tall buildings, schools, grain elevators, or towers. We believe that many of the smaller WISPs are candidates for acquisition due to the resources needed to develop their businesses.

Wireless broadband service products are transmitted through the air via microwave frequencies to a small receiving antenna at each subscriber's location, which generally requires a direct "line of sight" from the transmission facility to the subscriber's receiving antenna. Traditional hard wire systems also transmit signals from a transmission facility, but deliver the signal to a subscriber's location through an extensive network of coaxial cable, fiber, and amplifiers. Since wireless systems do not require such an extensive network, wireless operators such as Omnicity Indiana can provide subscribers with a high quality and reliable service resulting in fewer transmission disruptions at a significantly lower system capital cost per installed subscriber than hard wire systems. In addition, operating costs of wireless systems are generally lower than those of comparable traditional hard-wire systems due to lower network maintenance and depreciation expense. Because of lower capital costs and operating costs per subscriber, wireless operators are generally able to charge less than traditional hard-wire operators for comparable products and services.

Systems Operations

Omnicity Indiana uses standards-based wireless equipment for license-exempt spectrum. Omnicity Indiana is evolving its technology and spectrum strategy as it becomes more opportune and cost effective to utilize licensed spectrum and related equipment. Omnicity Indiana has migrated to the next generation of 900MHz and 2.4GHz equipment and is realizing construction and installation cost reductions and dramatic performance enhancements. Omnicity Indiana deploys its distribution networks by installing this latest generation equipment collocated on cellular and other commercial towers, municipally or privately owned structures, and tall silos or rooftops. To that end, the Federal Communications Commission recently granted NDWave a 3.65MHz national license. Omnicity Indiana had applied for this license, however, with the pending acquisition of NDWave, this license will not be pursued. Backhaul is provided via point-to-point and/or fiber connection through favorable agreements with such entities as Time Warner Telecom and WVFiber. The broad availability of the network and customer premise equipment, coupled with Omnicity Indiana's standardized process for building a market, allows it to launch services in a market typically within 3 months of beginning the network planning and construction.

Omnicity Indiana has a portfolio of transmission rights in six small to mid-size WISP markets located to date principally in the State of Indiana. These markets represent approximately 225,000 households, approximately 95,000 of which Omnicity Indiana believes can be served by line-of-sight transmissions and of which approximately 35,000 are unpassed or underserved by traditional wired broadband service providers. Omnicity Indiana executes its strategy by acquiring or building operations in small to mid-size markets with a significant number of households not effectively served by traditional hard-wire broadband service. These markets typically have terrain and other conditions conducive to wireless transmissions. Omnicity Indiana believes that traditional hard-wire operators in these markets are less likely to compete cost effectively for Omnicity Indiana's target subscriber base. In the 20 largest hard-wire markets in the Unites States, only approximately 2% of all households in those markets are unpassed by hard wire providers. However, in markets in which Omnicity Indiana currently has transmission rights, Omnicity Indiana estimates that approximately 85% of all line-of-sight households are unpassed by hard wire providers or, if they are passed, not provided with high speed internet or VOIP service. Omnicity Indiana's strategy allows it to contain system launch costs because Omnicity Indiana can launch its service rapidly and using low power transmission equipment. Once a system achieves profitability, Omnicity Indiana expands the system, increases transmission power and frequency and continues to add subscribers by offering additional levels of service.

Omnicity Indiana's business is scalable and uses industry standard equipment. We believe this allows for efficient use of capital and low overhead. The use of centralized billing and subscriber management and service systems further improves the operating efficiencies of the consolidated businesses.

Cost Factors

Traditional hard-wire systems typically cost significantly more to build than wireless systems. Hardwire systems must install a network of cable and amplifiers in order to deliver signals to their subscribers. This considerable cost is not incurred by wireless operators and is only partially offset by the cost a wireless operator incurs to purchase and install the wireless radios and related equipment necessary for each subscriber's location. These lower system development costs typically result in lower debt burdens per subscriber for wireless operators as compared to comparably sized traditional hard wire systems.

The system operating costs for wireless systems also are generally lower than those for comparable hard-wire systems. This is attributable to lower system network maintenance and depreciation expense.

Omnicity Indiana anticipates that each additional wireless subscriber will require an incremental capital expenditure by Omnicity Indiana. This amount consists of material and installation labor and overhead charges. These per subscriber capital costs will not be incurred until a subscriber has been added and is about to generate revenue for Omnicity Indiana and will be offset in part by installation fees paid by the subscriber at the time of installation.

Marketing and Customer Service

Omnicity Indiana's initial primary marketing focus is in geographic areas with a relatively large percentage of households not passed by traditional hard-wire internet providers. Omnicity Indiana plans to market its wireless internet services by highlighting four competitive advantages over traditional hard-wire services:

  Response Time: Omnicity Indiana believes it can deliver service to customers within 3 days of the initial request for service. This would be a strategic advantage over competitors that traditionally delay installations for up to two-weeks for provisioning.

  Local Service: Omnicity Indiana provides a local technician to install service at the customer's home. Cable and DSL services are rendered through mailing of equipment to the customer for a self install. A higher level of customer service is expected to provide higher successful installation rates and reduce future truck rolls for service calls. Verizon and ATT rarely send truck rolls out for DSL repairs. It is typically a buyer fix model with long distance support from the carrier.

  Price: Omnicity Indiana believes its pricing is competitive with satellite services. Omnicity Indiana believes its installation, equipment, and service fees are all lower priced than competitors in these underserved areas.

  Features: Compared to the primary competitors, Omnicity Indiana believes its service level matches or exceeds all major competitors in the underserved areas. In addition, Omnicity Indiana provides at no additional charge, SPAM and virus scanning of email, personal webhosting space and free technical service.

Sales and Marketing

Omnicity Indiana has developed and is now deploying a programmed sales and marketing strategy which features a multi-phase targeted sales effort launched on a market by market platform, campaign style. Each one of these specific campaigns include a timed array of sales techniques designed to saturate each target market over a several month period.

Omnicity Indiana has developed initial tracking mechanisms to measure the performance of each sales effort in each target market over time and will continue to refine and develop market performance measurement techniques as the dynamics begin to reveal themselves.

With each new area Omnicity Indiana attempts to build or acquire, a sales and marketing approach is launched via staffed outside sales people. The true effort of sales and marketing within Omnicity Indiana is tied to community grass roots. Although the efforts are grass roots, technology is used to make these efforts more efficient and effective. The following outlines the process for customer acquisition including tools and methodology. Each rural area where we introduce service has several things done to soften the market. Then a focused direct marketing approach is used to drive sales. These market plans address existing serviceable homes in the markets only and do not take into consideration in-market build-out of facilities to reach additional homes in the market.

  Founders Club - Upon selecting/acquiring a service area, Omnicity Indiana plans to presale to the area through direct mail and local yard signs to a "founders club".

  REMC Partner - Omnicity Indiana attempts to attract an REMC partner in the area if there is one.

  Hospital/School System - Omnicity Indiana reaches out to the local hospital for partnering. Typically they are the largest Internet user in the rural community, and often times the largest employer.

  Affinity Group - Offer marketing/agent agreements with local organizations that are vocal. Sometimes this is a church, school, PTA or scout troop.

  Employers - reach out to outside additional employers to offer services at a discount to employees through the HR department.

  Advertising - Begin local advertising through billboards, post cards and press releases.

  Local Government - Reach out to local governments for a variety of services such as Access, Meter Reading, Emergency Services and Web hosting.

  Business - Post infrastructure completion and founders group creation, businesses are marketed to.

  Referral Programs - Offer referrals to each customer installed to attract customers via the "word of mouth" benefit to assist.

With each REMC Omnicity Indiana will have access to advertising in their newsletters and bill stuffers provided by their own marketing divisions. Omnicity Indiana's marketing staff intends to coordinate each of the monthly promotions and give them to the local REMC marketing team to implement. The REMC has the records of each household's electric meter allowing for direct mail towards their members rather than impersonal mass mailings. Omnicity Indiana also intends to make use of the REMC knowledge of new construction to advance sell services to the builders and homeowners. We plan to capitalize on the REMC relationships with local schools, hospitals and commercial businesses to become their communication provider. Omnicity Indiana and the REMCs plan to co-brand the offering of Omnicity Indiana wireless broadband services through newsletters, kiosks, billboards, service introduction inserts, print advertising and radio spots.

The sales process, whether inside or outside of a partner REMC market, is the same. Each current tower location is identified and the number of households served is determined by the installation of sales team with site surveys.

  Towers are all mapped with Google Earth and identified within the Omnicity Indiana Intranet

    GPS coordinates

    Radio Manufacturer

    Frequency Used

    Antenna Height

    Antenna Model

    Antenna Gain

    Azimuth

  Tower information is provided to Wirelessmapping.com. They take the mapping information, and provides Omnicity Indiana with the following data:

    Google Earth Coverage Overlay

    A Spreadsheet with the following data

      Address

      Best Tower for Service

      Signal Level of each tower which customer can obtain service

  Omnicity Indiana stores this address data and service data in a database for prequalification of addresses

  Omnicity Indiana sends direct mail campaign in blocks focusing installers in specific areas to drive leads, improve efficiency, and reduce costs. A door hanger congratulating the home owner that they qualify for services has been developed. The door hanger will include all of the contact information including website address to make it easy to contact Omnicity Indiana to sign up for services.

  As a customer calls, each service level is known in advance. This data has proven to be accurate on our initial tests.

    If customer qualifies for service an order is taken and installation scheduled

    If customer may qualify for service, a site survey is scheduled

    If customer does not currently qualify for service the address is noted for future expansion planning

Omnicity Indiana also plans to market through signage, billboards, speaking engagements, local trade shows, local newspaper ads and articles, real estate agents programs and customer referrals. A referral program and outbound marketing calls will follow the initial sales process to have customers referring neighbors. A school program will be set up with the local schools to introduce and educate existing and potential new customers to Omnicity Indiana. Schools have systems to raise funds for various school activities and a commission will be paid for each successful sign-up for services.

Intellectual Property

Omnicity Indiana has developed customer and other service systems that are unique to Omnicity Indiana that have not been protected legally. Omnicity Indiana has branded "Bringing Broadband to the Heartland(TM)" and "REMCinternet(TM)" .

Regulatory Environment

Most WISPs operate on an unlicensed spectrum, meaning they are not subject to governmental regulations. However, with the emergence of the WiMax standard, prior licensed spectrum holders are making these frequencies available to companies building out the technology. These licensed frequencies require the license holder to register their transmission locations. In addition, the FCC has begun to allow other traditionally licensed spectrum to be made available for unlicensed uses. Examples of this policy shift have been the registration changes of 3.65GHz and 700MHz whitespaces.

Competition

There are four primary competitors for Omnicity Indiana, Inc: Incumbent Local Exchange Carriers ("ILECs"); Competitive Local DSL providers ("CLECs"); Cable Operators and other wireless internet access providers. Omnicity Indiana believes it has strategies to effectively deal with each of these competitors.

ILECs are the large local telephone companies such as Verizon and AT&T that were in existence prior to the Telecommunications act of 1996. Due to failed marketing strategies in the late 1990's, many of the large incumbent carriers are marketing DSL through partnerships with Internet companies such as Yahoo! and MSN. Omnicity Indiana believes it can compete effectively with this type of service for two main reasons: (1) In addition to the distance limitation of DSL, most of the region serviced by the ILECs is limited to central offices that have DSL enabled. Enabling a central office for DSL is a significant expense for the ILEC as costs can be prohibitive. To justify the expense of this build-out, the ILECs have limited their build-outs to central offices that service major metro areas and large populations. Because Omnicity Indiana will focus primarily on rural and small markets where central office DSL build-out may not be financially viable, competition from DSL enabled central office will be limited; and (2), in cases where there is DSL competition, Omnicity Indiana believes that price and speed are difficult to compare because most ILECs limit the upload speed to 128-256Kbps (dial-up speeds), and the download to 1.5Mbps. Although this has been sufficient bandwidth for some rural residential users and businesses, this bandwidth likely will not be sufficient for future Internet applications such as music downloads, movie downloads and intensive gaming. The maximum speed of a DSL connection is typically 1.5 Mbps bi-directional, whereas the maximum speed of each Omnicity Indiana connection is 10Mbps. Omnicity Indiana believes its rural customers will experience faster transmission speeds than existing rural DSL customers.

CLECs have decreased significantly over the last few years. These providers had significant capital expenditures for central offices and are now required to pay the incumbent companies a significant cost per line to access local lines. This was an FCC decision that significantly impacted the CLEC business model. It is Omnicity Indiana's belief that minimal CLECs will re-emerge as a significant competitive threat. In certain residential markets, cable presents the most significant competition to Omnicity Indiana. Although Omnicity Indiana's core strategy is to not build and market into cabled areas as a primary strategy, there will be some opportunity in signal propagation overlap with cable. Omnicity Indiana believes that there are several reasons that its service offerings will be more attractive to business and residential customers.

Cable Operators - For business customers, cable is generally not an option because of a lack of cable plant and wiring in business areas and the lack of upstream bandwidth provisioning. For residential customers that need download speeds greater than 2 Mbps and upload speeds greater than 128 Kbps, and are not within DSL's range, Omnicity Indiana's service may be the only option. Additionally, Omnicity Indiana's research shows that up to 60% of cable Internet subscribers switch to a wireless service of comparable price and performance. The reasons for such a large group of users wanting to switch is that many cable operators require customers to purchase basic cable TV service in order to obtain cable internet service, or price of the cable internet only service is cost prohibitive. In markets where cable operators are requiring customers to purchase basic cable TV service along with their cable internet, Omnicity Indiana believes it will be a competitive alternative to the cable monopoly. And, in markets where residential customers don't have to purchase bundled cable internet, Omnicity Indiana believes it still will be able to effectively compete on both price and performance.

Other Wireless Internet Service Providers (WISPs) - Since the late 1990's, hundreds of wireless ISP's have been founded in the United States. Most of these early WISPs used first generation wireless equipment that was expensive to configure, deploy and maintain. This led to long lead times to profitability and high customer acquisition costs. In the early 2000's, this combination of factors caused many WISPs to fold. In addition to infrastructure costs, Omnicity Indiana believes that many WISPs underestimated marketing costs or in certain cases over-spent on marketing costs to build a brand. Fortunately for the wireless industry, these early WISPs failure set in motion certain improvements that set the stage for second-generation wireless networks. Omnicity Indiana believes that the time is now for the next wave in WISPs because equipment costs have come down significantly, equipment reliability has increased dramatically, and competition from many well-funded WISPs has decreased.

Omnicity Indiana believes it is able to provide a network which is competitively cost effective to deploy and is less capital intensive than a high cost CPE system. With lower infrastructure and customer acquisition costs, Omnicity Indiana expects to achieve profitability with fewer customers in a shorter period of time.

Many of our competitors are significantly larger than Omnicity Indiana and have greater financial and other resources. As a result, we may be unable to compete in its markets against these companies which would have a material adverse effect on our business, financial condition and results of operations.

Plan of Operations

Omnicity Indiana's business plan is to be a rural wireless internet service provider in the United States through a consolidation strategy and organic growth of all acquired business units and to partner with REMC's and local governments for nationwide marketing. The company also plans to partner with regional and national telecommunication companies for the delivery of voice services and complete negotiations and logistics of DirecTV resell agreements. The Company further plans to partner with local governments to provide essential services include mobile internet for emergency mobile communications, fire and police and to establish new utility applications such as automated meter reading.

Omnicity Indiana plans to bring WISP based services to rural America through three distinct market channels: (1) REMC partnerships, (2) strategic acquisitions, (3) local government and private enterprise partnerships.

Utilizing its relationship with the REMCs and 'value added' institutional services and facilities it provides for municipalities and local governments, Omnicity Indiana plans to organize and consolidate within the rural broadband market initially in Indiana and then in the Midwestern United States and ultimately nationwide. Collaborations with both the REMCs and municipalities may act as effective barriers for competition and provide additional sources of revenue and customer service for both the REMCs and municipalities as well as income and cash flow for the company. The bundling of broadband services, including internet, voice, and video, in partnership with rural electric and/or municipal services provides an opportunity to imbed, cross promote, and extend services in collaboration with these institutional providers.

Omnicity Indiana launched its first set of systems, located in Westfield, Indiana, in March, 2004. Although Omnicity Indiana has recorded total net losses of $1,906,530 for fiscal 2007 and 2008 combined, each newly added subscriber generates significant positive incremental cash flow. As of July 31, 2008, Omnicity Indiana was serving approximately 2050 subscribers (approximately 2% of the estimated line-of-sight households within its signal pattern) and has been adding approximately 40 subscribers per month. The Omnicity Indiana system currently offers 3 levels of service to its residential households and has secured the rights to 700MHz service for many of its markets, which will allow it to begin delivery and sale of VOIP services. In addition, Omnicity Indiana has been awarded a 3.65GHz nationwide license. Omnicity Indiana has recently expanded or launched service in 17 additional tower locations within its existing markets.

There can be no assurance that Omnicity Indiana will be able to achieve its business plan, in part or at all.

Our plan of operations for the next fiscal year ended July 31, 2009 and for fiscal 2010 is to:

  complete and fold in the pending four asset purchases;

  raise further funds at $0.35 per Unit to the end of March, 2009;

  close on an asset acquisitions representing, on average, 650 subscribers every other month starting March, 2009;

  develop and expand the subscriber base through Omnicity Indiana's sales and marketing program; and

  develop and expand our service offerings to become a total broadband solution.

The Company estimates that approximately $2,500,000 will be required to July 31, 2009, and approximately $5,200,000 in fiscal 2010 to finance the expansion of, and the addition of subscribers to its existing systems, to finance completion of the construction of, and the development and re-launch of the four proposed to be acquired systems and to finance the acquisition of additional transmission rights, the purchase and installation of transmission equipment, the cost of installation equipment and labor, overhead costs (including the addition of office and warehouse space and personnel) and marketing expenses expected to be incurred in connection with the launch of additional wireless subscribers in 2009 and 2010 from the existing system, the four acquisitions' markets and the planned acquisition markets. It is estimated by the Company that in 2009, of the $2,500,000, approximately $1,000,000 will be used to close on the four pending acquisitions and two additional acquisitions. The funding for these acquisitions will be from Agility Leasing who will acquire the underlying equipment directly from the vendor and lease the equipment back to the Company. This leasing facility is for up to $1,000,000. The Company will put up lease deposits of $100,000 as security to Agility Leasing. A total of $844,000 will be used to purchase and install transmission equipment and the purchase of customer premise equipment. The Company will receive standard vendor lease financing for the purchase of this equipment. A total of $153,000 will be used to pay closing costs for the completion of the merger and to pay down certain creditors. The Company will also pay down certain long-term debt and vendors notes totaling $328,000.

The Company will need to raise funds to pursue these plans. It is estimated the Company will need to raise an additional $1,250,000 by way of debt or equity financing during fiscal 2009. During fiscal 2010 the Company expects it will become operationally cash flow positive and plans to finance $5,200,000 of acquisitions and transmission equipment purchases via equipment lease arrangements. Cash flow from operations, if any, will be used to pay down debt of $800,000. There can be no assurance that the Company will be able to raise the required funds, in the amounts required or at all.

The Company expects it will have to raise further capital subsequently to continue to pursue its plan of operations. The Company will continue to seek traditional cash flow financing and additional asset backed financing. In order to accelerate its growth rate and to finance general corporate activities and the launch or build-out of additional systems, the Company may supplement its existing sources of funds with financing arrangements at the operating system level or through additional borrowings, the sale of additional debt or equity securities, joint ventures or other arrangements. As a further capital resource, the Company may sell or lease certain wireless rights or assets from its portfolio as appropriate opportunities become available. However, there can be no assurance that we will be able to obtain any additional financing, on acceptable terms or at all.

Employees

As of February 17, 2009, we had a total of 24 full time employees and 3 part time employees. None of our employees is subject to a collective bargaining agreement. We have experienced no work stoppages and believe that we have good relations with our employees. We also utilize the services of independent contractors to build and install our wireless systems and market our services.

Subsidiaries

We own 100% of Omnicity Incorporated, is a company organized under the laws of the State of Indiana.

Results of Operations

The following table sets forth certain financial information relating to Omnicity Indiana for the periods indicated. The financial information presented is derived from the audited and unaudited financial statements of Omnicity Indiana included elsewhere herein. The following discussion should be read in conjunction with the financial statements (including the notes thereto) included elsewhere in this Current Report and the description of our business above.

	Year Ended July 31,		Three Months Ended October 31,
	2008	2007	2008	2007
Sales, net	$997,444	$1,026,039	$215,605	$230,807
Expenses:
Cost of services provided	558,226	596,669	175,272	141,775
Operating	1,096,882	816,478	284,756	133,122
Depreciation and amortization	352,425	345,846	129,120	70,713

Total expenses	2,007,533	1,758,993	589,164	345,610

Loss from operations	(1,010,089)	(732,954)	(373,543)	(114,803)

Other income (expenses):
Interest expense	(204,316)	(149,958)	(37,143)	(26,844)
Other income	21,383	11,015	-	49,072
Gain from insurance claim recovery	36,500	-	-	-
Forgiveness of interest	121,889	-	-	-

Total other income (expenses)	(24,544)	(138,943)	(37,143)	22,228

Loss before income taxes	(1,034,633)	(871,897)	(410,686)	(92,575)
Income tax benefit	-	-	-	-

Net loss	$(1,034,633)	$(871,897)	$(410,686)	$(92,575)

Three Months Ended October 31, 2008 compared to Three Months Ended October 31, 2007

Revenues

The Company's first set of systems was launched in March of 2004 and the Company had no revenues prior to 2004. The Company's total revenues for the three months ended October 31, 2008 were $215,605 compared to $230,807 in prior period of 2007. This decrease reflected a decrease in web hosting fees and a decrease in setup fees. The numbers of subscribers were approximately the same for both quarters. Although the Company receives web hosting fees, modem sales and late fees this is less than 4% of total revenue. The primary revenue is from the provision of internet service which decreased by 6% over the same period from $220,443 to $208,032. The $12,411 was due to lower set up fees.

System Operations

System Operations include service costs and costs of services provided and operating expenses. Costs of services provided include the purchase of transmission and signal delivery equipment and the costs of customer premise installations and tower and facilities installations. Operating expenses include all plant and signal delivery costs, and all selling, marketing, general and administrative costs.

Costs of services provided increased from $141,775 in the three months ended October 31, 2007 to $175,272 in the three months ended October 31, 2008, reflecting an increase in communications costs of $26,047 and an increase in tower rental and equipment leases of $8,000.

Operating expenses rose from $133,121 in the three months ended October 31, 2007 to $284,756 in the three months ended October 31, 2008. This overall increase in operating expense was driven primarily by increases in payroll expenditures ($218,995 in the 2008 period versus $74,751 in the 2007 period) and expenditures for professional fees ($42,389 in the 2008 period versus $5,323 in the 2007 period) both increases were related directly to preparation for the APO transaction and the growth plan for 2009. All other operating expenses were comparative.

Depreciation and Amortization

Depreciation and amortization increased from $70,713 in 2007 to $129,120 in 2008 as a function of adding transmission and signal delivery equipment on new towers leased and other operating capital assets purchased during the twelve months ended October 31, 2008.

Other Income and Expense

Other income and expenses is made up of interest expenses which increased from $26,844 in 2007 to $37,143 in 2008. This increase is a result of interest bearing short-term notes added during the twelve months ended October 31, 2008. Other income is made up of forgiveness of debt of $49,072 associated with the Jay County REMC who forgave $49,072 of debt. There is no corresponding other income in 2008.

Net Loss

The net loss for the three months ended October 31, 2008 increased by $318,119 to $410,686 compared to $92,575 in the prior period of 2007. This increase in loss was due to increases in infrastructure items associated with the APO transaction and infrastructure put in place for the planned future growth totaling a $151,643 increase. Also, depreciation increased by $58,407, systems operations costs increased by $33,497. Additionally, the Company did not recognize any other income associated with forgiveness of debt which increased the loss by $49,072. Interest expense increased by $10,299.

Year Ended July 31, 2008 compared to Year Ended July 31, 2007

Revenues

The Company's first set of systems was launched in March of 2004 and the Company had no revenues prior to 2004. The Company's total revenues for fiscal 2008 were $997,444 compared to $1,026,039 in fiscal 2007, a decrease of 2.8%. This decrease reflected a conscious decision on the part of the new management team to slightly prune back certain lines of business it deemed to be unprofitable. Hardware sales declined from $101,568 in fiscal 2007 to $16,040 in fiscal 2008. However, the primary revenue line from the provision of internet service increased by 5.7% over the same period from $900,905 to $952,972.

System Operations

System Operations include service costs and costs of services provided and operating expenses. Costs of services provided include the purchase of transmission and signal delivery equipment and the costs of customer premise installations and tower and facilities installations. Operating expenses include all plant and signal delivery costs, and all selling, marketing, general and administrative costs.

Costs of services provided remained virtually flat between fiscal 2007 and 2008, reflecting the hiatus on subscriber growth from 2007 to the end of 2008. Costs of services provided declined by 6.4% between the two periods, falling from $596,669 in 2007 to $558,226 in 2008.

Operating expenses rose from $816,478 in 2007 to $1,096,882 in 2008, a rise of 34.3%. This overall increase in operating expense was driven primarily by increases in expenditures for professional fees ($296,443 in 2008 versus $37,105 in 2007) related directly to preparation for the APO transaction. All other Operating Expenses increased at a rate of 3.2%, tracking on margin with the incremental increase in internet service revenue of 5.7% from 2007 to 2008.

Depreciation and Amortization

Depreciation and Amortization increased from 2007 to 2008 by 1.9%, from $345,846 in fiscal 2007 to $352,425 in 2008 as a function of adding operating assets during the course of 2008.

Other Income and Expense

Other Income and Expenses showed a loss of $138,943 for 2007 and a loss of $24,544 for fiscal 2008. The loss of $138,942 in 2007 is comprised of $149,958 in interest expense netted against $11,015 of miscellaneous income. The 2008 loss of $24,544 was comprised of interest expense of $204,316 netted against Other Income of $21,383 (primarily management fees for another wireless operator), and a $121,889 gain from forgiveness of interest and a gain of $36,500 from an insurance claim recovery.

Net Loss

The net loss for the year ended July 31, 2008 was $1,034,633 compared to $871,897 in the prior period of 2007.

Liquidity and Capital Resources
	As at October 31, 2008	As at July 31, 2008
Cash	-	-
Working Capital (Deficiency)	$(2,161,321)	$(2,139,401)
Total Assets	1,234,774	1,242,721
Total Liabilities	3,002,936	2,989,083
Stockholders Equity (Deficit)	$(1,768,162)	$(1,746,362)

During the three months ended October 31, 2008, operating activities used cash of $42,879, compared to $25,927 cash used during the prior fiscal quarter. During the year ended July 31, 2008, operating activities used cash of $264,158, compared to $195,725 used during the prior fiscal year. Cash used during all of the above periods were a result of the loss incurred during the period after adding back depreciation and amortization which are non-cash charges to operations.

During the three months ended October 31, 2008, investing activities used cash of $117,143, primarily related to acquiring wireless equipment of $111,137 and an increase in acquisition deposits of $6,006. During the year ended July 31, 2008, investing activities used cash of $215,810, compared to $106,052 during cash used during the prior fiscal year, related primarily to deposits paid in connection with certain proposed acquisitions and the purchase of wireless equipment.

During the three months ended October 31, 2008, financing activities provided cash of $160,022 primarily from short-term note proceeds of $155,000, sale of equity securities of $5,500 and related party loans of $7,768 all net of the paydown of long-term debt of 8,246. During the year ended July 31, 2008, financing activities provided net cash of $479,968, compared to $301,777 during the prior fiscal year, all from long-term debt borrowings net of repayments.

The wireless internet service provider business is a capital intensive business. Since inception, the Company has expended funds to lease or otherwise acquire transmission site rights in various locations and markets, to construct the existing systems and to finance initial operating losses. The Company intends to expand the existing systems and launch additional wireless systems and will require additional funds.

The Company estimates that a launch by it of a wireless internet provider system in a typical new tower location will involve the expenditures for wireless internet system transmission equipment and incremental installation costs per subscriber for customer premise equipment. Other launch costs include the cost of securing adequate space for marketing and warehouse facilities, as well as costs related to employees. As a result of these costs, operating losses are likely to be incurred by a system during the start-up period.

The Company estimates that approximately $2,500,000 will be required to July 31, 2009, and approximately $5,200,000 in fiscal 2010 to finance the expansion of, and the addition of subscribers to its existing systems, to finance completion of the construction of, and the development and re-launch of the four proposed to be acquired systems and to finance the acquisition of additional transmission rights, the purchase and installation of transmission equipment, the cost of installation equipment and labor, overhead costs (including the addition of office and warehouse space and personnel) and marketing expenses expected to be incurred in connection with the launch of additional wireless subscribers in 2009 and 2010 from the existing system, the four acquisitions' markets and the planned acquisition markets. It is estimated by the Company that in 2009, of the $2,500,000, approximately $1,000,000 will be used to close on the four pending acquisitions and two additional acquisitions. The funding for these acquisitions will be from Agility Leasing who will acquire the underlying equipment directly from the vendor and lease the equipment back to the Company. This leasing facility is for up to $1,000,000. The Company will put up lease deposits of $100,000 as security to Agility Leasing. A total of $844,000 will be used to purchase and install transmission equipment and the purchase of customer premise equipment. The Company will receive standard vendor lease financing for the purchase of this equipment. A total of $153,000 will be used to pay closing costs for the completion of the merger and to pay down certain creditors. The Company will also pay down certain long-term debt and vendors notes totaling $328,000.

The Company will need to raise funds to pursue these plans. It is estimated the Company will need to raise an additional $1,250,000 by way of debt or equity financing during fiscal 2009. During fiscal 2010 the Company expects it will become operationally cash flow positive and plans to finance $5,200,000 of acquisitions and transmission equipment purchases via equipment lease arrangements. Cash flow from operations, if any, will be used to pay down debt of $800,000. There can be no assurance that the Company will be able to raise the required funds, in the amounts required or at all.

The Company expects it will have to raise further capital subsequently to continue to pursue its plan of operations. The Company will continue to seek traditional cash flow financing and additional asset backed financing. In order to accelerate its growth rate and to finance general corporate activities and the launch or build-out of additional systems, the Company may supplement its existing sources of funds with financing arrangements at the operating system level or through additional borrowings, the sale of additional debt or equity securities, joint ventures or other arrangements. As a further capital resource, the Company may sell or lease certain wireless rights or assets from its portfolio as appropriate opportunities become available. However, there can be no assurance that we will be able to obtain any additional financing, on acceptable terms or at all.

As described above, the Company has entered into a Master Lease Agreement with Agility Leasing for a $1,000,000 equipment leasing facility. This facility will be used to help finance customer premise equipment needs for 2009 and 2010. The Company has an ongoing relationship with Agility, having leased from them in the past for tower and customer equipment leasing.

Off-Balance Sheet Arrangements

As of the date of this current report, Omnicity Indiana does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes of financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties in addition to other information in this Current Report on Form 8-K in evaluating our company and its business. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Relating to Our Business

We have limited operating history and lack profitable operations.

Omnicity Indiana's business commenced in 2003 and substantially all of its revenues have been generated by the six Indiana systems, which began serving subscribers in March, 2004. Other than these six markets and the recently added 17 tower locations, we have limited or no wireless broadband operations in the other markets where we intend to expand or launch wireless systems. Prospective investors, therefore, have limited historical financial information about us upon which to base an evaluation of our performance and an investment in our common stock. Omnicity Indiana has also recorded net losses of $1,906,530 over the last two fiscal years, due primarily to administrative costs, interest expense and charges for depreciation and amortization of capital expenditures to develop its wireless systems. We may continue to experience net losses while we develop and expand our wireless systems even if mature individual systems of our company are profitable. Prospective investors should be aware of the difficulties encountered by enterprises in the early stages of development, particularly in light of potential competition. There can be no assurance that an increase in the number of subscribers or the launch of additional wireless systems will result in profitability for our company in future years.

Our business depends on leases and material agreements with unaffiliated third parties for most of our wireless transmission rights.

We are dependent on leases with unaffiliated third parties for most of our wireless transmission rights. Omnicity Indiana has entered into leases for approximately 70 transmission sites with tower and other vertical asset owners. The remaining terms of most of Omnicity Indiana's site leases are approximately three to five years. Most of these leases provide for automatic renewal of the lease term, grant a right of first refusal to the sites and/or require the parties to negotiate lease renewals in good faith. The termination of or failure to renew a site lease would result in our company being unable to deliver services from such site to the households in its footprint. Such a termination or failure in a market that we actively serve could have a material adverse effect on our company.

In connection with our distribution of wireless internet service, we are dependent on third party agreements for high speed return path access ("Backhaul"). Although we have no reason to believe that any such agreement will be cancelled or will not be renewed upon expiration, if such contracts are cancelled or not renewed, we will have to seek Backhaul from other sources. There is no assurance that other Backhaul will be available to us on acceptable terms or at all or, if so available, that it will be of a grade and speed acceptable to our subscribers.

We will need additional financing in order for our company to grow.

The growth of our business will require substantial investment on a continuing basis to finance capital expenditures and related expenses for subscriber growth and system development. We may require additional financing to continue to add significant numbers of subscribers to our systems, develop our markets, and make critical acquisitions of additional wireless transmission assets. These activities may be financed in whole or in part through debt or equity financings, joint ventures or other arrangements. There is no assurance that any additional funds necessary to finance the development and expansion of our wireless systems will be available on satisfactory terms and conditions, if at all. To the extent that any future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net tangible book value per share of the common stock offered hereby. The amount and timing of our future capital requirements will depend upon a number of factors, many of which are not within our control, including service costs, capital costs, marketing expenses, staffing levels, subscriber growth and competitive conditions. Failure to obtain any required additional financing could adversely affect the growth of the Company.

Our company is dependent on the knowledge and experience of our existing management and key employees.

We are dependent in large part on the experience and knowledge of existing management. The loss of the services of any one or more of our current executive officers could have a material adverse effect upon our company. Our success is also dependent upon its ability to attract and retain qualified employees to develop and operate its wireless systems.

Risks Relating to Our Industry

The wireless broadband service is a new industry with a short operating history.

Wireless broadband service, which became commercially viable in 2005, is a new industry with a short operating history. Potential investors should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There is no assurance that the wireless industry will develop and survive as a viable industry.

The wireless broadband service provider industry is highly competitive.

The wireless broadband service provider industry is competitive. Wireless systems face or may face competition from several sources, such as traditional hard-wire companies, telephone companies, satellite providers, and other alternative methods of distributing and receiving internet and voice transmissions. In addition, within each market, we may compete with others to acquire rights to transmission sites. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from local telephone companies. In our existing systems, we have targeted our marketing to households that are not served or underserved by traditional hard-wire providers and that have limited access to high speed internet service from other sources (primarily having access only to dial-up internet access, if any). Accordingly, we have not encountered significant direct competition from traditional hard-wire companies. No assurance can be given, however, that we will not face direct competition from traditional hard-wire companies in the future. The standard service offering package offered in each of the Existing Systems is comparable to that offered by traditional hard-wire operators. Many actual and potential competitors have greater financial, marketing and other resources than our company. No assurance can be given that we will compete successfully.

There are physical limitations of wireless transmission.

Wireless broadband service is transmitted through the air via microwave frequencies from radios at a transmission facility to a small receiving radio at each subscriber's location, which generally requires a direct 'line-of-sight" from the transmission facility to the subscriber's receiving radio. Therefore, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, wireless transmission can be difficult or impossible to receive at certain locations without the use of signal repeaters. Based on our installation and operating experience, we believe that our signal can be received directly by approximately 85% of the households within our expected signal patterns for such markets. The terrain in most of our markets is generally conducive to wireless transmission and we do not presently anticipate any material use of beambenders or repeater stations. In addition, in limited circumstances, extremely adverse weather can damage transmission facilities and receiving radios. However, we do not believe such potential damage is a material risk.

We are subject to government regulation.

Although much of the microwave spectrum used by our company for transmission of our services is not required to be licensed by the FCC, many of the frequencies which we use in the future are highly regulated. We cannot predict precisely what effect any potential regulations may have on our company.

Wireless operators are also subject to regulation by the Federal Aviation Administration with respect to the use and construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities. There can be no assurance that we will not be required to incur additional costs in complying with such regulations and restrictions.

Risks Relating to Our Common Stock

Our stockholders may experience dilution as a result of our issuance of additional common stock or the exercise of outstanding options.

We may enter into commitments in the future which would require the issuance of additional common stock and we may grant share purchase warrants and stock options. The exercise of such share purchase warrants or options and the subsequent resale of such common stock in the public market could adversely affect the prevailing market price and our ability to raise equity capital in the future at a time and price which we deem appropriate. Any share issuances from our treasury will result in immediate dilution to existing stockholders.

We have never declared or paid cash dividends on our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. Accordingly, investors may only see a return on their investment if the value of our securities appreciates.

There is a limited trading market for our common stock, and our investors may be unable to sell their shares.

We have a limited trading market for our common stock on the National Association of Securities Dealers Inc.'s OTC Bulletin Board. As a result, investors may not be able to sell the shares of our common stock that they have purchased and may lose all of their investment.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than US$5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our company's financial statements include a statement that our financial statements are prepared on a going concern basis, and therefore that certain reported carrying values are subject to our company receiving the future continued support of our stockholders, obtaining additional financing and generating revenues to cover our operating costs. The going concern assumption is only appropriate provided that additional financing continues to become available.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Description of Property

The Company's office is maintained at no charge by the Company's CFO, Don Prest in Vancouver, Canada. Omnicity Indiana leases approximately 2,000 square feet for its operating offices in Rushville, Indiana, on a month-to-month basis at a cost of $2,000 per month. Omnicity also leases on a month-to-month basis, space for field services and equipment storage/staging in Rushville at a cost of $85 per month and administrative offices in Carmel, Indiana at a cost of $475 per month.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 17, 2009 by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. To our knowledge, each shareholder listed possesses sole voting and investment power with respect to the shares shown.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 33,087,000 shares of common stock outstanding as of February 17, 2009 but before closing of the four asset acquisitions by Omnicity Indiana which shares will be issued in the 60 days post-acquisition.
	As of February 17, 2009

Name and Address of Beneficial Owner	Shares(1)	Percent
Named Executive Officers and Directors(2)

Richard Beltzhoover Chairman, CEO and Director(3)	5,852,800	17.69%
Greg Jarman President, COO and Director(4)	1,633,855	4.94%

	As of February 17, 2009

Name and Address of Beneficial Owner	Shares(1)	Percent

Don Prest, CFO and Director	nil	nil%
David Bradford, VP of Corporate Development and Director	nil	nil%
Paul Brock, Director	nil	nil%
Robert Pearson, Director	nil	nil%
Directors and Executive Officers as a Group (6 Persons)	7,486,655	22.63%
Beneficial Owners of in Excess of 5% (other than Named Executive Officers and Directors)
Schwarz Partners LLC(5)	5,515,059	16.67%
Harris Family Limited Partnership and individual member holdings	1,949,153	5.89%

(1)   Based on 33,087,007 shares of common stock issued and outstanding as of February 17, 2009. Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)   The address of the executive officers and directors is c/o Omnicity, Incorporated, 720 N. Range Line Road, Carmel, Indiana, U.S.A., 46032.

(3)   Richard Beltzhoover is the beneficial owner of 868,612 shares owned by Insul Reps Profit Sharing Plan and 225,912 shares owned by Insul Reps, Inc.

(4)   Greg Jarman is a beneficial owner of 11,143 shares owned by Lea Ann Jarman.

(5)   John Schwarz is beneficial owner of Schwarz Partners LLC

Directors and Officers

The following sets forth certain information relating to our directors and officers:

Name and Municipality of Residence	Age	Current Office with Omnicity Indiana Corporation	Director Since

Richard Beltzhoover Carmel, Indiana, USA	69	Chairman, Chief Executive Officer, Director	2009
Greg Jarman Rushville, Indiana, USA	45	President, Chief Operating Officer, Director	2009
Donald M. Prest Vancouver, Canada	48	Chief Financial Officer, Director	2006
David Bradford Angola, Indiana, USA	61	VP of Corporate Development, Director	2009
Paul Brock Vancouver, Canada	46	Director	2009
Robert Pearson Wabash, Indiana, USA	52	Director	2009

The following is a description of the business background of each of these individuals:

Richard Beltzhoover, Chairman and Chief Executive Officer

Mr. Beltzhoover develops and oversees implementation and achievement of business objectives, provides leadership, strategic direction and vision to the Company. He was the first investor of Omnicity Indiana and brings more than 35 years' business and corporate venturing experience to the Company. Mr. Beltzhoover was the Chief Operations Officer and Board member of National Vulcanized Fibre and, since 1975, has served as founder and President of Insul Reps, which represents manufacturers in the electronic and electro-mechanical markets. Mr. Beltzhoover grew sales to $40 million and directed Insul Reps expansion. Mr. Beltzhoover was also instrumental in funding and guiding Indy Connection into becoming an $8 million revenue ground transportation company, ultimately selling to Carey Limousine for $12 million.  Other companies he founded include Midwest Rail, Prestige Magazine, Hunt Graphics, and Digital Arts, all of which sold to private companies.  Mr. Beltzhoover holds a Bachelor of Science in Mechanical Engineering from Penn State University.

Greg Jarman, President and Chief Operating Officer

Mr. Jarman serves as the President and Chief Operating Officer, in charge of managing the profitability of the Company's day-to-day operations in support of established policies, goals and objectives while providing leadership, strategic direction and vision. Mr. Jarman most recently served as President of RushDSL, a rural broadband services provider. Mr. Jarman has also served as Chief Technology Officer of Q-media, a network services and managed services provider and was Chief Technology Officer and board member of Netisun LLC where he directed Netisun's technical services group and managed network infrastructure. Mr. Jarman was a founder and executive of Indiana Communications & Systems, Inc., which was a rural business ISP and managed service providers acquired by Netisun LLC. He has 25 years of technical experience working with many corporate and governmental agencies, and has consulted with Northrop, The Associated Group, United Student Aid Funds, Cinergy, Sperry, Unisys, and EDS. Mr. Jarman received his AS in Computer Information Services from Indiana Central University and has spent 10 years of his career in information systems consulting.

Don Prest, CA CPA, Chief Financial Officer

Mr. Prest will lead the SEC public financial reporting process for the Company and the overall financing plan. Mr. Prest has been a US and Canadian public company assurance partner for 17 years at a large regional PCAOB registered accounting firm located in Canada, where his career began 26 years ago. Mr. Prest has been an assurance partner for over 150 public US companies. Mr. Prest has retired from this position as at December 31, 2008 to focus on the business of the Company. Mr. Prest has been a partner of FBP Capital Corp. ("FBP"), a merchant bank, for 6 years where he has leveraged his international tax and assurance practice and contacts to assist FBP's clients in going and being public. Mr. Prest also served as the Chief Financial Officer for Power Air Corporation for three years. Power Air is a public fuel cell company. Mr. Prest is currently serving as President and Chief Financial Officer for Omnicity Corp., the OTCBB listed company that will be the parent company for Omnicity Incorporated. Mr. Prest will stay on as the Chief Financial Officer of the Company and continue to be a director. Mr. Prest started his career in 1983 upon graduating from BCIT in Financial Management. Mr. Prest received his Canadian CA designation in 1991 and his US CPA designation in 1997.

David Bradford, Vice President Corporate Development

Mr. Bradford assists senior officers of the Company in the design and development of the Company's long-term strategic planning, organization of resources to execute its plan, and the timely and accurate reporting and analysis of operating results. His responsibilities include advising management on acquisitions, operations, and financial matters, and ensuring their most effective synthesis to the maximization of the Company's strategic and operating plans. Mr. Bradford works currently in that capacity on a consulting basis for Omnicity Indiana through International Corporate Resources Group, an international Investment Banking services firm, where he serves as Senior Analyst. Mr. Bradford has devoted the majority of his senior management career to the telecommunications industry. From 1977 through 1987 he served in executive positions at the Chicago Tribune's broadcast and cable television divisions. Positions included Vice President and General Manager for Tribune Cable Communications, Vice President of Operations for WGN Electronic Systems Company, and Director of Strategic Planning for Tribune Cable and subsidiaries. After leaving the Tribune companies Mr. Bradford served as President of Empire Communications and Bradford Communications, Inc., both rural cable television multi-system operators. Mr. Bradford subsequently served as President of National Telsat, Inc., a rural wireless television and data provider. Mr. Bradford also currently serves on the Board of Directors of KX2 Performance Group, Inc., a North Carolina based NASCAR motor sports marketing firm. Mr. Bradford brings thirty years of successful subscriber based telecommunications operating experience to the Company as well as participation and oversight of numerous debt and equity financings, acquisitions, and restructurings.

Paul Brock, Director

Paul Brock is a business management consultant with experience running public and private companies involved primarily in the telecom and financial services sector, developing software and applied electronic technologies in the UK, the Middle East, Asia, Latin America, as well as throughout the US and Canada.

In 1988 Mr. Brock co-founded VendTek Systems Inc. (TSX:VSI) which grew to over $100 million in revenues by 2008 when he resigned as Chairman.  During his tenure at VendTek he created and also served as President of VendTek Industries Inc. (Canada), a Director of VendTek International Inc. (USA), President (until June 2002) of Now Prepay Inc. (Canada), and President of VendTek China Systems Technologies (Beijing) Co., Ltd (China).

Mr. Brock was a co-founder in 2003 and President of Fortune Partners Inc. which listed on the OTCBB and later acquired Power Air Corp. where he continues as a Director.  He was co-founder and President of Rochdale Mining Corp. listed on the OTCBB and later acquired Zoro Mining Corp. where he continues as a Director.  Mr. Brock is the founder in 1999 and President of Bent International Inc. which is a privately owned business consulting company.  Mr. Brock now serves as a director of the following public companies; Power Air Corp, i-Level Media Corp, Zoro Mining Corp, Silica Resources Corp, and VendTek Systems Inc.

Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program.  He is a member in good standing of the professional association of the Applied Science Technologists of BC, and an accredited professional director with the Institute of Charters Secretaries and Administrators (ICSA) in Canada.

Robert Pearson, Director

Mr. Pearson has been employed by the Wabash County, Indiana REMC since 1990 and the Chief Executive Officer since 1995.

Involvement in Certain Legal Proceedings

Except as disclosed in this Current Report, during the past five years, none of our directors or executive officers is, or has been, a general partner or executive officer of any business that filed a bankruptcy petition (or had a bankruptcy petition filed against it), either at the time of filing or within two years prior to such time.

None of our directors or executive officers has been, within the past five years, convicted in a criminal proceeding or been the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

None of our directors or executive officers has been, within the past five years, subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

None of our directors or executive officers has been, within the past five years, found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are currently no legal proceedings to which any of our directors and officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders in accordance with our Articles of Incorporation and By-laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships among our directors and officers.

Significant Employees

We have no significant employees other than our officers.

Code of Ethics

To date our Board of Directors has not adopted a code of ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have not done so due to our limited operating history to date. Our Board of Directors intends to consider adopting a code of ethics in the near future.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise between our business and our directors' other business activities. We are not aware of any existing conflicts between us and our directors' other business activities.

Audit Committee

Given the limited nature of our operations prior to the Acquisition of Omnicity Indiana, we do not presently have an audit committee or any other board committees. Our Board as a whole acts as the audit committee. However, we plan to add additional directors to our board in the near future and appoint board committees. Our board of directors has determined that Paul Brock and Robert Pearson are independent directors under applicable Amex listing rules. In addition, our board of directors has determined that Paul Brock qualifies as an audit committee financial expert under applicable SEC rules.

Executive Compensation

Particulars of compensation awarded to, earned by or paid during the last two fiscal years to:

(a)        the person(s) serving as our company's principal executive officer during the year ended June 30, 2008;

(b)        each of our company's two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the year ended June 30, 2008, and whose total compensation exceeds $100,000; and

(c)        up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the year ended June 30, 2008;

(Individually a "Named Executive Officer" and collectively the "Named Executive Officers") are set out in the summary compensation table below:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
John Dahle Former President(1)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Donald Prest Former President(2)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)   Mr. Dahle resigned as an officer and director effective September 14, 2008.

(2)   In connection with the Acquisition, Mr. Prest remained a director and was appointed CFO of the Company and resigned as the President and CEO effective February 17, 2009 and in his place Richard Beltzhoover was appointed as Chairman and CEO and director, Greg Jarman was appointed as President and COO and director, David Bradford was appointed VP of Corporate Development and director, and Paul Brock and Robert Pearson were appointed as directors.

We have not granted options to purchase shares of our common stock to directors or executive officers nor do we maintain any stock option or other incentive plan. We also do not maintain any long-term pension, retirement or other similar plans.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date. Directors are entitled to reimbursement of expenses incurred in attending meetings.

Equity Compensation Plan Information

The table set forth below presents information relating to our equity compensation plans as of the date hereof:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders	Nil	Nil	Nil
Equity Compensation Plans Not Approved by Security Holders	Nil	Nil	Nil

Consultancy Agreement with Management

There are no consulting agreements with senior management.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  any of our directors or officers;

  any person proposed as a nominee for election as a director;

  any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

  any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

At July 31, 2007, other receivable, related party represents amount due from Rushville Internet Services, LLC (RIS) for customer radios purchased by the Company on behalf of RIS. The Company was given a 13.7% interest in RIS at its inception for advisory services. The value at inception was deemed nil. In addition, RIS leases certain tower equipment and customer radios to the Company.

At July 31, 2008, other payable, related party represents amount due to RIS under the above leases. At July 31, 2007, other payable, related party represents amount due to Westfield, LLC. Westfield, LLC was partially owned by a stockholder/officer of the Company, leased customer radios to the Company, and was acquired by the Company in February 2008. In February 2008, the Company acquired the net assets of Westfield, LLC in exchange for 349,999 shares of its common stock valued at $124,938.

The Company leases wireless equipment and vehicles from two related parties under arrangements accounted for as capital leases. Related-party lease expense was $37,375 and $46,738 for the years ended July 31, 2008 and 2007, respectively.

The Company recognized interest expense attributed to related parties, stockholders and officers of $61,082 and $41,275, respectively, for the years ended July 31, 2008 and 2007.

Description of Securities

Our authorized capital stock consists of 1,540,000,000 shares of common stock, par value US$0.001 per share. As of February 17, 2009, and including the effect of the share issuances undertaken in accordance with the Acquisition, there were 33,087,007 shares of our common stock issued and outstanding held by approximately 100 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. A majority of the outstanding shares of our corporation entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of the Company.

Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company and the holders of our preferred stock outstanding at the time have been satisfied.

Dividends

No dividends have ever been declared by our board of directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and any future decision to pay dividends will be made by our board of directors based on cash flow and their assessment of the needs of our company. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. However, any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to our company.

Market for Common Equity and Related Stockholder Matters

Shares of our common stock are principally traded through the OTC Bulletin Board under the trading symbol "OMCY". The range of high and low bid information for each month since our stock was first quoted on the OTC bulletin board, on September 8, 2008 is as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. This information has been adjusted to reflect a forward stock split of 7.7 for 1 and completed on October 21, 2008.

Month Ending	High Bid Information	Low Bid Information
September 30, 2008	n/a	n/a
October 31, 2008	$0.65	$0.45
November 30, 2008	$0.65	$0.45
December 31, 2008	$0.65	$0.46
January 31. 2009	$0.65	$0.46

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than US $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity and price of our common stock. Therefore, stockholders may have difficulty selling those securities.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)        we would not be able to pay our debts as they become due in the usual course of business; or

(b)        our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

See Item 3.02 of this Current Report.

Legal Proceedings

We are not currently a party to any legal proceedings that have been or are currently being undertaken for or against us, nor are we aware of any such proceedings that are contemplated.

Changes in and Disagreements with Accountants

None.

Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

  a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

  a transaction from which the director derived an improper personal profit; and

  willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  such indemnification is expressly required to be made by law;

  the proceeding was authorized by our Board of Directors;

  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

  such indemnification is required to be made pursuant to the bylaws.

Both the NRS and our Bylaws provide that no indemnification shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our Bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons against liability under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Reports to Security Holders

You may read any materials filed with the Securities and Exchange Commission (the "SEC") at its principal office in Washington, D.C. Copies of such materials may be obtained from the Public Reference Room of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities.

In connection with the closing of the Acquisition, we issued 23,000,000 shares of common stock in the capital of our Company to shareholders of Omnicity Indiana. These securities were issued pursuant to Rule 506 of Regulation D under the United States Securities Act of 1933, as amended (the "US Securities Act") to non-accredited and accredited investors (as defined in Rule 501 under Regulation D under the US Securities Act) based upon representations made by the acquirers.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01        Changes in Control of Registrant.

On February 16, 2009, we closed the Acquisition of Omnicity Indiana pursuant to the terms of the Agreement and the merger was effective on February 17, 2009. As a result, as of the closing date, shareholders of Omnicity Indiana held 23,000,000 shares representing approximately 69.5% of our outstanding shares and former shareholders of the Company held a total of 10,087,007 of our shares representing approximately 30.5% of our total outstanding shares.

The closing of the Acquisition resulted in a change of control of our Company. For accounting purposes, this change of control constitutes a re-capitalization of our Company and the acquisition will be accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Omnicity Indiana, as the legal subsidiary, is treated as the acquiring company with the continuing operations.

For more information, see Item 2.01 above, which is incorporated by reference in this Item 5.02.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Acquisition, Richard Beltzhoover was appointed Chairman, CEO and a director of our Company, Greg Jarman was appointed President, COO and a director of our Company, David Bradford was appointed Vice President Corporate Development and a director of our Company, and Paul Brock and Robert Pearson were appointed directors. Also, in connection with the Acquisition, Donald Prest has resigned as President, Secretary and Treasurer of our company and was appointed as CFO. Mr. Prest remains a director of our Company.

The following is a list of current officers and directors of the Company:
Director/Officer	Position with the Company
Richard Beltzhoover	Chairman of the Board, CEO, Director
Greg Jarman	President, COO, Director
Don Prest	Chief Financial Officer, Director
David Bradford	VP of Corporate Development, Director
Paul Brock	Director
Robert Pearson	Director

Information relating to our directors and officers is set forth under Item 2.01 of this Current Report and is incorporated by reference in this Item 5.02.

Item 5.06        Change in Shell Company Status.

The completion of the Acquisition resulted in a change of control of the Company. The material terms of the Acquisition are set forth under Item 2.01 above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

The following unaudited prepared by management financial statements of Omnicity Indiana are included in this Current Report:

  Balance Sheet as at October 31, 2008 and July 31, 2008;

  Statements of Operations for the three months ended October 31, 2008 and 2007;

  Statements of Changes in Stockholders' Deficit for the three months ended October 31, 2008; and

  Statements of Cash Flows for the three months ended October 31, 2008 and 2007.

The following audited financial statements of Omnicity Indiana are included in this Current Report:

  Report of Independent Auditors dated December 4, 2008;

  Balance Sheet as at July 31, 2008 and 2007;

  Statements of Operations for the years ended July 31, 2008 and 2007;

  Statements of Changes in Stockholders' Deficit for the years ended July 31, 2008 and 2007;

  Statements of Cash Flows for the years ended July 31, 2008 and 2007; and

  Notes to the Financial Statements.

(b)        Pro Forma Consolidated Financial Statements (Unaudited).

The following pro forma financial information reflecting the acquisition of Omnicity Indiana is included in this Current Report:

  Pro Forma Consolidated Balance Sheet as at October 31, 2008;

  Pro Forma Consolidated Statement of Operations for the three months ended October 31, 2008;

  Pro Forma Consolidated Statement of Operations for the year ended July 31, 2008; and

  Notes to Pro-Forma Consolidated Statements.

(c)        Exhibits.

Copies of the following documents are included as exhibits to this Current Report.
Exhibit No.	Description
3.1	Articles of Incorporation.(1)
3.2	Articles of Merger.(2)
3.3	Certificate of Change. (2)
3.4	Bylaws.(1)
10.1	Agreement and Plan of Merger among the Company, MergerSub and Omnicity Incorporated, dated for reference effective on December 29, 2008.(3)
21.1	Subsidiaries of the Company - see Subsidiaries

(1)     Incorporated by reference from our Company's registration statement on Form SB-2 as filed with the SEC on September 10, 2007.

(2)     Incorporated by reference from our Company's Current Report on Form 8-K filed with the SEC on October 23, 2008.

(3)     Incorporated by reference from our Company's Current Report on Form 8-K filed with the SEC on December 31, 2008.

Omnicity Incorporated
Balance Sheets
October 31, 2008 and July 31, 2008
(Unaudited - Prepared by Management)
	October 31, 2008	July 31, 2008

Assets

Current:
Accounts receivable, net	$57,975	$54,655
Other receivable	10,000	10,000
Prepaid expenses	3,063	2,353

Total current assets	71,038	67,008

Property and equipment, net	1,006,958	1,024,625

Other assets:
Deposits	155,569	149,563
Loan acquisition costs, net of accumulated amortization of $6,171 and $5,855, respectively	1,209	1,525

Total other assets	156,777	151,088

Total assets	$1,234,774	$1,242,721

Liabilities and Stockholders' Deficit

Current liabilities:
Current portion of long-term debt	$579,109	$575,258
Current portion of capital lease obligations	11,874	11,874
Notes payable	347,500	560,000
Amount due bank	24,649	909
Accounts payable	789,939	539,450
Other payable, related party	25,264	17,496
Accrued expenses and other liabilities	392,024	439,422
Reserve for customer credits	20,000	20,000
Deferred revenue	42,000	42,000

Total current liabilities	2,232,359	2,206,409

Capital lease obligations, net of current portion	41,158	43,465
Long-term debt, net of current portion	729,419	739,209

Total liabilities	3,002,936	2,989,083

Stockholders' deficit:
Common stock, no par value, 15,000,000 shares authorized, 6,601,231 and 3,353,999 issued and outstanding, respectively	3,772,373	3,383,487
Accumulated deficit	(5,540,535)	(5,129,849)

Total stockholders' deficit	(1,768,162)	(1,746,362)

Total liabilities and stockholders' deficit	$1,234,774	$1,242,721

Omnicity Incorporated
Statements of Operations
Three Months Ended October 31, 2008 and 2007
(Unaudited - Prepared by Management)

	2008	2007

Sales, net	$215,605	$230,807

Expenses:
Cost of services provided	175,272	141,775
Operating	284,756	133,122
Depreciation and amortization	129,120	70,713

Total expenses	589,148	345,610

Loss from operations	(373,543)	(114,803)

Other income (expenses):
Other income	-	49,072
Interest expense	(37,143)	(26,844)

Total other income (expenses)	(37,143)	22,228

Loss before income taxes	(410,686)	(92,575)
Income tax benefit	-	-

Net loss	$(410,686)	$(92,575)

Omnicity Incorporated
Statements of Changes in Stockholders' Deficit
From July 31, 2006 to October 31, 2008
(Unaudited - Prepared by Management)

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance, July 31, 2006	3,353,999	$2,575,631	$(3,223,319)	$ (647,688)
Net loss	-	-	(871,897)	(871,897)

Balance, July 31, 2007	3,353,999	2,575,631	(4,095,216)	(1,519,585)
Stock issued in exchange for amounts due under certain matured notes payable	1,797,357	682,918	-	682,918
Stock issued in consideration for the net assets acquired of Westfield, LLC	349,999	124,938	-	124,938
Net loss	-	-	(1,034,633)	(1,034,633)

Balance, July 31, 2008	5,501,355	$3,383,487	$(5,129,849)	$(1,746,362)
Stock issued upon conversion of notes	1,087,335	383,386	-	383,386
Stock issued for cash	12,541	5,500	-	5,500
Net loss	-	-	(410,686)	(410,686)

Balance, October 31, 2008 (Unaudited)	6,601,231	$3,772,373	$(5,540,535)	$(1,768,162)

Omnicity Incorporated
Statements of Cash Flows
Three Months Ended October 31, 2008 and 2007
(Unaudited - Prepared by Management)

	2008	2007
Cash flows from (to) operating activities:
Net loss	$(410,686)	(92,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	129,120	70,713
(Increase) decrease in:
Accounts and other receivable	(3,320)	(17,665)
Other assets	(710)	2,004
Increase in:
Accounts and other payable and amount due bank	274,229	(51,205)
Accrued liabilities	(31,512)	66,851
Deferred revenue	-	(4,050)

Net cash used in operating activities	(42,879)	(25,927)

Cash flows to investing activities:
Deposits paid	(6,006)	-
Acquisition of property and equipment	(111,137)	(15,956)

Net cash used in investing activities	(117,143)	(15,956)

Cash flows from (to) financing activities:
Proceeds from common stock issued	5,500	-
Advances from related party	7,768	28,286
Debt borrowings	155,000	13,597
Debt principal payments	(8,246)	-

Net cash provided by financing activities	160,022	41,883

Increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$-	-

Supplemental cash flow information:
Cash paid for interest	$(12,223)	(1,710)

Supplemental disclosure of noncash investing and financing information:

Conversion of debt to common stock	$367,500	-
Conversion of current liabilities to common stock	15,886	-

Independent Auditors' Report

Board of Directors
Omnicity Incorporated
Carmel, Indiana

We have audited the accompanying balance sheets of Omnicity Incorporated (the Company) as of July 31, 2008 and 2007, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Omnicity Incorporated at July 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has suffered recurring losses from operations, has negative working capital, and has relied on cash inflows from private investors to fund working capital deficits. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

December 4, 2008

/s/BGBC Partners

BGBC Partners

Indianapolis, Indiana, USA

Omnicity Incorporated
Balance Sheets
July 31, 2008 and 2007
	2008	2007
Assets
Current:
Accounts receivable, net	$54,655	$71,777
Other receivable	10,000	8,067
Other receivable, related party (Note 7)	-	10,749
Prepaid expenses	2,353	8,275
Total current assets	67,008	98,868
Property and equipment, net (Note 3)	1,024,625	1,125,161
Other assets:
Deposits (Note 13)	149,563	24,563
Loan acquisition costs, net of accumulated amortization of $5,855 and $4,335, respectively	1,525	3,045

Total other assets	151,088	27,608

Total assets	$1,242,721	$1,251,637

Liabilities and Stockholders' Deficit
Current liabilities:
Current portion of long-term debt (Note 5)	$575,258	$541,773
Current portion of capital lease obligations (Note 10)	11,874	2,700
Notes payable (Note 4)	560,000	199,587
Amount due bank	909	4,343
Accounts payable	539,450	491,585
Other payable, related party (Note 7)	17,496	44,589
Accrued expenses and other liabilities (Note 6)	439,422	212,085
Reserve for customer credits	20,000	21,000
Deferred revenue	42,000	46,050

Total current liabilities	2,206,409	1,563,712

Capital lease obligations, net of current portion (Note 10)	43,465	12,300
Long-term debt, net of current portion (Note 5)	739,209	1,195,210

Total liabilities	2,989,083	2,771,222

Nature of operations and continuance of business (Note 1)
Commitments and contingencies (Notes 10 and 12)
Stockholders' deficit:
Common stock, no par value, 15,000,000 shares authorized, 5,501,355 and 3,353,999 issued and outstanding, respectively (Note 8)	3,383,487	2,575,631
Accumulated deficit	(5,129,849)	(4,095,216)

Total stockholders' deficit	(1,746,362)	(1,519,585)

Total liabilities and stockholders' deficit	$1,242,721	$1,251,637

See accompanying notes to financial statements.

Omnicity Incorporated
Statements of Operations
Years Ended July 31, 2008 and 2007
	2008	2007
Sales, net	$997,444	$1,026,039
Expenses:
Cost of services provided	558,226	596,669
Operating	1,096,882	816,478
Depreciation and amortization	352,425	345,846

Total expenses	2,007,533	1,758,993

Loss from operations	(1,010,089)	(732,954)

Other income (expenses):
Interest expense (Note 7)	(204,316)	(149,958)
Other income	21,383	11,015
Gain from insurance claim recovery	36,500	-
Forgiveness of interest	121,889	-

Total other income (expenses)	(24,544)	(138,943)

Loss before income taxes	(1,034,633)	(871,897)
Income tax benefit (Note 9)	-	-

Net loss	$(1,034,633)	$ (871,897)

See accompanying notes to financial statements.

Omnicity Incorporated
Statements of Changes in Stockholders' Deficit
Years Ended July 31, 2008 and 2007
	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, July 31, 2006	3,353,999	$2,575,631	$(3,223,319)	$647,688)
Net loss		-	(871,897)	(871,897)
Balance, July 31, 2007	3,353,999	2,575,631	(4,095,216)	(1,519,585)
Stock issued in exchange for amounts due under certain matured notes payable	1,797,357	682,918	-	682,918
Stock issued in consideration for the net assets acquired of Westfield, LLC	349,999	124,938	-	124,938
Net loss	-	-	(1,034,633)	(1,034,633)

Balance, July 31, 2008	5,501,355	$3,383,487	$(5,129,849)	$(1,746,362)

See accompanying notes to financial statements.

Omnicity Incorporated
Statements of Cash Flows
Years Ended July 31, 2008 and 2007
	2008	2007
Cash flows from (to) operating activities:
Net loss	$ (1,034,633)	$ (871,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	352,425	345,846
(Increase) decrease in:
Accounts and other receivable	83,270	31,807
Other assets	19,641	(11,348)
Increase in:
Accounts and other payable and amount due bank	17,466	128,403
Accrued expenses and other accrued liabilities	297,673	181,464

Net cash used in operating activities	(264,158)	(195,725)

Cash flows to investing activities:
Deposits paid	(125,000)	-
Acquisition of property and equipment	(90,810)	(106,052)

Net cash used in investing activities	(215,810)	(106,052)

Cash flows from (to) financing activities:
Debt borrowings	645,000	378,956
Debt principal payments	(165,032)	(77,179)

Net cash provided by financing activities	479,968	301,777

Increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	$-	$-

Supplemental cash flow information:
Cash paid for interest	$17,707	$27,037
Supplemental disclosure of noncash investing and financing information:
Equipment acquired under capital lease and notes	$95,800	$15,000
Conversion of debt and accrued interest to common stock	672,918	-
Conversion of current liabilities to common stock	10,000	-
Conversions of liabilities to long-term debt	-	16,286
Net assets acquired in exchange for common stock (Note 11)	124,938	-

See accompanying notes to financial statements.

Omnicity Incorporated
Notes to Financial Statements

1.        Nature of Operations and Continuance of Business

Omnicity Incorporated (the Company or Omnicity) is a provider of wireless broadband services to residential and commercial customers in small and rural markets in Indiana. The Company was incorporated in August 2003 in the State of Indiana. In September 2003, the Company acquired the assets of the Circle City Wireless Division of Hi-Tech Business Machines, LLC in exchange for common stock in Omnicity.

Basis of Presentation

The Company's financial statements have been prepared on the basis that it will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained losses since inception in 2003, used net cash in operations of approximately $264,000 and $196,000 during the years ended July 31, 2008 and 2007, respectively, and has negative working capital. The Company has relied on the sale of its common stock from time to time to fund operations. In addition, the exchange of certain matured notes payable into the stock of the Company reduced cash requirements. Future realization of the Company's assets and satisfaction of its liabilities is dependent on the Company's ability to continue to raise capital and the success of future operations.

The Company has been addressing the liquidity and working capital issues and continues to attempt to raise additional capital with private investors. In October 2008, Omnicity entered into an Agreement In Principle (Agreement) to exchange all of its issued and outstanding stock for 23,000,000 shares of the issued and outstanding stock of Omnicity Corp. (OMCY), a Securities Exchange Commission Registrant headquartered in Vancouver, British Columbia, in a tax-free reverse triangular merger pursuant to Internal Revenue Code Section 368(a)(1)(B) (the Proposed Transaction).

Prior to the consummation of the Proposed Transaction, the Agreement provides for an interim Convertible Loan (Convertible Loan) for up to $2,000,000 bearing interest at prime plus 2.0% and maturing at the earlier of six months from the date of funding or the consummation of the Proposed Transaction. The Convertible Loan will be used to fund operations and consummate the acquisitions described at Note 13.

Management believes this additional capital and the expanded customer base from the proposed acquisitions will provide the Company the opportunity to attain profitability.

The Proposed Transaction and the conversion of the interim Convertible Loan contemplates the current stockholders of Omnicity would emerge with approximately 60% to 70% of the stock of OMCY, and the current stockholders of OMCY would dilute their ownership to approximately 30% to 40%.

Omnicity Incorporated
Notes to Financial Statements (cont'd)

2.         Summary of Significant Accounting Policies

Concentration of Business and Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company reviews a customer's credit history before extending credit. There were no individual customers with balances in excess of 10% of the accounts receivable balances at July 31, 2008 and 2007, and no individual customer generated in excess of 10% of net sales for the years ended July 31, 2008 and 2007.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. An additional allowance is recorded based on certain percentages of aged receivables, which are determined based on historical experience and assessment of the general financial conditions affecting the Company's customer base. If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The allowance for doubtful accounts was $10,000 and $58,000 at July 31, 2008 and 2007, respectively. Bad debt expense was $30,207 and $47,672 for the years ended July 31, 2008 and 2007, respectively.

Property and Equipment

Property and equipment is recorded at historical cost with depreciation taken using the straight-line method over its estimated useful lives. Computers and wireless equipment also consists of spare electronic equipment and supplies such as radios, antennas, cable, and wire and is stated at the lower of cost (first-in, first-out basis) or market. The value of such equipment was $163,743 and $143,512 at July 31, 2008 and 2007, respectively. The spare electronic equipment is maintained to provide replacement parts when and if needed in a short time period to provide minimal service disruption to customers in the event of a parts failure.

Omnicity Incorporated
Notes to Financial Statements (cont'd)

2.         Summary of Significant Accounting Policies (cont'd)

Repair and maintenance costs are expensed as incurred. Estimated useful lives for property and equipment are as follows:

Description	Life
Computer and wireless equipment	3 years
Tower and infrastructure	5 years
Furniture and fixtures	7 years
Vehicles	5 years
Software	3 years

Amount Due Bank

Amount due bank represents checks written and released but not yet presented to the bank for payment, effectively outstanding checks in excess of bank balances.

Deferred Revenue

Deferred revenue represents services billed or collected in advance but unearned.

Income Taxes

In accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled.

Omnicity Incorporated
Notes to Financial Statements (cont'd)

2.         Summary of Significant Accounting Policies (cont'd)

SFAS 109 requires the Company to assess all available evidence, both positive and negative, to determine whether a valuation allowance is needed based on the weight of that evidence. At July 31, 2008 and 2007, the Company has recorded a valuation allowance to fully offset its deferred tax assets as it appears more likely than not that future tax benefits will not be realized. See Note 9.

Revenue Recognition

The Company prepares its financial statements on the accrual method of accounting. Under this basis, income is recognized when earned, and expenses are generally recognized when incurred. The Company charges a recurring subscription fee for providing wireless broadband services to its subscribers.

Revenue is recognized as monthly services are rendered in accordance with individual customer arrangements. From time to time, the Company enters into barter arrangements whereby it provides certain customers with wireless broadband services in exchange for use of towers and equipment owned by customers. Revenue and expenses recorded under barter arrangements approximated $43,000 and $38,000, respectively, for the years ended July 31, 2008 and 2007.

Advertising Costs

The Company incurs advertising costs in the normal course of business, which are expensed as incurred. Advertising costs were $1,577 and $0 for the years ended July 31, 2008 and 2007, respectively.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of SFAS No. 123(R), Share Based Payment. The Company measures the cost of employee services in exchange for an award of equity instruments based on the grant-date fair value.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported therein and the disclosures provided. These estimates and assumptions may change in the future, and future results could differ.

Omnicity Incorporated
Notes to Financial Statements (cont'd)

3.         Property and Equipment

Property and equipment consisted of the following at July 31:

	2008	2007
Computer and wireless equipment	$1,464,210	$1,271,857
Furniture and fixtures	28,754	12,261
Vehicles	70,529	31,529
Tower and infrastructure	551,937	549,284
Software	17,906	18,036

	2,133,336	1,882,967
Less accumulated depreciation and amortization	(1,108,711)	(757,806)

Property and equipment, net	$1,024,625	$1,125,161

4.         Notes Payable

Notes payable consisted of the following at July 31:

	2008	2007
Notes payable, private investors, monthly payments including interest ranging from 10.0% to 20.0%, due on demand, unsecured	$270,000	$2,501
Notes payable, related parties, stockholders, and officers, monthly payments including interest ranging from 8.0% to 20.0%, due on demand, unsecured	290,000	197,086

	$560,000	$199,587

Omnicity Incorporated
Notes to Financial Statements (cont'd)

5.         Long-term Debt

Long-term debt consisted of the following at July 31:

	2008	2007
Notes payable, Jay County Development Corporation, quarterly payments including interest ranging from $525 to $2,476, interest ranging from 4.75% to 8.25% due through October 2016, collateralized by certain equipment. Restructured in March 2008, payable monthly based on number of subscribers in Jay County, IN.	$300,099	$450,445
Notes payable, Wabash Rural Electric Membership Corp., quarterly payments including interest ranging from $834 to $14,205, interest ranging from 5.70% to 7.45%, due through September 2013, collateralized by certain equipment in Wabash County, IN	490,040	490,040
Note payable, Muncie Industrial Revolving Loan Fund Board, varying payments including interest at 5%, due January 2013, collateralized by certain equipment in Muncie, IN, and Delaware County, IN	247,361	247,361
Note payable, Star Financial Bank, monthly payments including interest at 8.6%, due November 2008, collateralized by certain equipment	193,170	193,170
Note payable, stockholders, monthly payments including interest ranging from 7.0% to 10.0%, unsecured or collateralized by certain equipment, due through March 2009	83,797	355,967

	1,314,467	1,736,983
Less current portion	575,258	541,773

	$739,209	$1,195,210

Annual maturities of long-term debt are as follows:

Year ending July 31,
2009	$575,258
2010	161,244
2011	173,338
2012	101,829
2013	46,379
Thereafter	256,419

Total	$1,314,467

Omnicity Incorporated
Notes to Financial Statements (cont'd)

6.         Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at July 31:

	2008	2007
Interest	$80,069	$113,069
Professional fees	140,437	-
Payroll and severance	38,788	32,233
Other current liabilities	139,197	42,498
Credit cards payable	40,931	24,285

	$439,422	$212,085

7.         Related-party Transactions

At July 31, 2007, other receivable, related party represents amount due from Rushville Internet Services, LLC (RIS) for customer radios purchased by the Company on behalf of RIS. The Company was given a 13.7% interest in RIS at its inception for advisory services. The value at inception was deemed nil. In addition, RIS leases certain tower equipment and customer radios to the Company.

At July 31, 2008, other payable, related party represents amount due to RIS under the above leases. At July 31, 2007, other payable, related party represents amount due to Westfield, LLC. Westfield, LLC was partially owned by a stockholder/officer of the Company, leased customer radios to the Company, and was acquired by the Company in February 2008. See Note 11.

The Company also leases certain assets from related parties as described in Note 10. Related party lease expense was $37,375 and $46,738 for the years ended July 31, 2008 and 2007, respectively.

The Company recognized interest expense attributed to related parties, stockholders and officers of $61,082 and $41,275, respectively, for the years ended July 31, 2008 and 2007.

Omnicity Incorporated
Notes to Financial Statements (cont'd)

8.         Common Stock

Omnicity has authorized 15,000,000 no par value, voting common shares and 5,000,000 preferred shares. The preferred shares may be issued from time to time in one or more series as authorized by the Board of Directors. The common shares and any series of the preferred shares may be issued for such amount of consideration as may be fixed from time to time by the Board of Directors. No preferred shares have been issued since the Company's inception. The holders of common shares have the same preferences, limitations, and privileges and are entitled to one vote for each common share.

Prior to July 31, 2006, Omnicity sold 1,954,533 common shares to private investors at prices ranging from $0.45 to $1.50 per share totaling $1,739,000.

Prior to July 31, 2006, the Company issued 1,044,466 shares in exchange for $836,631 due under matured notes payable and other liabilities of the Company.

Prior to July 31, 2006, the Company issued 355,000 shares to the founding owner/management of the Company. The value of the shares at inception was deemed nil.

9.         Income Taxes

The Company accounts for income taxes using the asset and liability method required by SFAS 109.

The following is a summary of the components of the provisions for income tax benefit for the years ended July 31:

	2007	2006
Provision for income tax benefit:
Deferred income tax benefit:
Federal	$(351,775)	$(296,445)
State	(58,043)	(48,913)
	(409,818)	(345,358)
Valuation allowance	409,818	345,358
Total income tax benefit	$ -	$ -

Omnicity Incorporated
Notes to Financial Statements (cont'd)

9.         Income Taxes (cont'd)

Current and deferred timing differences between book and tax consist primarily of depreciation on property and equipment, allowance for doubtful accounts, and net operating losses carried forward. There were no deferred tax assets or liabilities recorded at July 31, 2008 and 2007, as the Company has recorded a valuation allowance to fully offset its deferred tax assets as it appears more likely than not that future tax benefits will not be realized.

At July 31, 2008, the Company has federal and state net operating loss carryforwards approximating $5,400,000 expiring through 2028.

10.       Lease Obligations

The Company leases wireless equipment and vehicles from two related parties under arrangements accounted for as capital leases.

The Company leases towers in various counties in Indiana under arrangements accounted for as operating leases. Lease expense is recognized on a straight-line basis. Rental expense under operating leases was approximately $197,000 and $207,000 for the years ended July 31, 2008 and 2007, respectively.

Future minimum lease payments for the wireless equipment and towers acquired under non-cancellable capital and operating leases with initial terms of more than one year are as follows:

Years ending July 31,	Capital	Operating
2009	$17,089	$134,041
2010	16,536	126,561
2011	13,767	87,921
2012	13,767	30,043
2013	5,800	29,311
Thereafter	-	94,333

Total minimum lease payments	66,959	$502,210
Less amounts representing interest	11,620

Present value of net minimum lease payments	55,339
Less current portion	11,874

Long-term capital lease obligations	$43,465

Omnicity Incorporated
Notes to Financial Statements (cont'd)

11.       Acquisition of Westfield, LLC

In February 2008, the Company acquired the net assets of Westfield, LLC in exchange for 349,999 shares of its common stock valued at $124,938. The purchase price was allocated as follows:

Accounts receivable	$50,062
Current assets	1,348
Equipment	63,759
Other assets	19,641
Accounts payable	(9,872)

Net assets acquired	$124,938

12.       Contingencies

The Company from time to time is a party to actions and claims arising in the ordinary course of business including those related to certain claims of stock ownership in the Company. In the opinion of management, the claims and actions can be resolved in a manner which will not result in a material liability to the Company.

13.       Deposits

The Company has entered into definitive purchase agreements to acquire certain assets and assume certain liabilities of four companies that provide wireless broadband services in certain rural areas of Indiana. The total purchase price for the assets (excluding assumption of liabilities) is $2,691,950. The consideration will be paid in: cash--$937,388; short-term notes--$786,862; and stock--$967,700. Through July 31, 2008, $125,000 of the cash consideration has been paid in the form of non-refundable deposits. The consideration payable in notes will bear interest ranging from 5%-7% annually, payable in quarterly installments of principal and interest, due within six or nine months of the closing date. The consideration payable in the form of stock will be equal to $.35 per share or the fair market value as of the closing date, whichever is more readily available.

The transactions are subject to due diligence and certain other conditions and are expected to close by December 2008.

Omnicity Incorporated
Notes to Financial Statements (cont'd)

14.       Subsequent Events

From August to October 2008, the Company borrowed $105,000 under six agreements ranging in interest from 7% to 10% annually and due on demand or the earlier of six months from date of funding or consummation of the Proposed Transaction described in Note 1. In addition, the Company borrowed $50,000 from Insul Reps, a related party, bearing interest at 10% and due on demand.

From September to October 2008, the Company sold 12,540 common shares to private investors at $0.35 to $0.45 per share totaling $5,500.

15.       401(k) Plan

The Company put into place a prototype 401(k) plan (Plan) effective October 1, 2008. All employees having attained the age of 21 and having completed three months of service are eligible to participate in the Plan. Plan participants may elect to have 1% to 15% of their annual compensation contributed to the Plan. The Company will match up to 4% of the participants' basic compensation.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information consists of an unaudited Pro Forma Balance Sheet as at October 31, 2008 and an unaudited Pro Forma Statement of Operations for the year ended July 31, 2008 and the three months ended October 31, 2008 (collectively, the "Pro Forma Statements"). The Pro Forma Statements give effect to the consummation of this Offering and the acquisition of the assets of the above four asset acquisitions (collectively, the Pro Forma Transactions) and are presented as if they had occurred at July 31, 2008 being the audited fiscal year end of Omnicity Incorporated and October 31, 2008 being the first interim quarter.

The Pro Forma Statements and accompanying notes should be read in conjunction with the audited financial statements (including the notes thereto) and the unaudited interim financial statements appearing elsewhere in this Form 8K. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial position would actually have been if the aforementioned Pro Forma Transactions in fact had occurred at August 1, 2007, or on October 31, 2008, or to project the Company's results of operations or financial position for any future periods or at any future date.

The following Pro Forma Balance Sheet has been derived from the audited financial statements of Omnicity, Inc ("Opco") as at October 31, 2008 and the financial statements of Omnicity Corp ("Parentco") as at December 31, 2008. The unaudited Pro Forma Balance Sheet reflects the acquisition of Opco by Parentco pursuant to the Agreement and Plan of Merger contemplating a merger of Opco and Parentco using reverse acquisition accounting. This unaudited Pro Forma Balance Sheet reflects a recapitalization of Opco and a minimum $300,000 non-brokered unit private placement, the Offering. The unaudited Pro Forma Statements should be read in conjunction with the audited Financial Statements of Opco and the interim unaudited Financial Statements of Parent and the notes attached thereto.

Unaudited Pro Forma Balance Sheet

			Acquisition of	Private	Asset	Pro Forma	Pro Forma
	Opco	Parentco	Opco	Placement	Acquisitions	Adjustments	Combined
			Note 1	Note 2	Note 3	Note 4
	$	$	$	$	$	$	$
ASSETS
Current Assets
Cash	-	-	-	225,000	(25,618)	-	199,382
Accounts receivable	67,975	-	-	-	-	-	67,975
Prepaids	3,063	-	-	-	-	-	3,063

	71,038	-	-	225,000	(25,618)	-	270,420
Property and equipment	1,006,958	-	-	-	672,749	-	1,679,707
Goodwill	-	-	-	-	1,500,000	-	1,500,000
Deposits	155,569	-	-	-	(155,569)	-	-
Deferred Costs	1,209	-	-	-	-	-	1,209
Investment in Omnicity Incorporated	-	-	8,050,000	-	-	(8,050,000)	-

Total assets	1,234,774	-	8,050,000	225,000	1,991,562	(8,050,000)	3,451,336

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	1,206,612	109,735	-	-	-	-	1,331,251

			Acquisition of	Private	Asset	Pro Forma	Pro Forma
	Opco	Parentco	Opco	Placement	Acquisitions	Adjustments	Combined
			Note 1	Note 2	Note 3	Note 4
	$	$	$	$	$	$	$
Related party loans	25,264	100	-	-	-	-	25,364
Short-term notes	347,500	-	-	(200,000)	1,023,862	-	1,171,362
Current portion of long-term debt	590,983	-	-	-	-	-	590,983
Customer Credits	20,000	-	-	-	-	-	20,000
Deferred revenue	42,000	-	-	-	-	-	42,000

	2,232,359	109,835	-	(200,000)	1,023,862	-	3,180,960
Capital Lease Obligations	41,158	-	-	-	-	-	41,158
Long-term Debt	729,419	-	-	-	-	-	729,419

	3,002,936	109,835	-	(200,000)	1,023,862	-	3,951,537

Stockholders' Equity
Common stock, par value $0.001 36,450,971 issued	3,772,373	43,967	(10,880)	1,429	1,935	(3,383,487)	425,337
Additional paid-in capital	-	32,533	8,060,880	498,571	965,765	(4,867,7752	4,687,747
Donated capital	-	17,500	-	-	-	(17,500)	-
Transaction costs	-	-	-	(75,000)	-	-	(75,000)
Deficit	(5,540,535)	(203,835)	-	-		218,739	(5,540,535)

Total stockholders' equity	(1,768,162)	(109,835)	8,060,880	425,000	967,700	(8,050,000)	(40,393)

Total liabilities and stockholders' equity	1,234,774	-	8,050,000	225,000	1,991,562	(8,050,000)	3,451,336

Notes to the unaudited Pro Forma Balance Sheet
Note 1

33,800,000 founders' shares are cancelled pursuant to the Agreement and Plan of Merger and 23,000,000 common shares of Parentco are issued for 100% of the common shares of Opco having a fair value of $0.35 per share.

Note 2

Pursuant to the Agreement and Plan of Merger the merged entity plans to complete a unit private placement of Parentco common shares at $0.35 per unit, upon completion of the Agreement and Plan of Merger. A minimum of 1,428,571 common shares and a maximum of 5,714,286 common shares of Parentco will be issued for minimum cash proceeds of $300,000, less $75,000 in closing costs, and settlement of short-term notes totaling $200,000. Maximum combined cash and debt conversions will be $2,000,000 in total. The Offering date will expire March 31, 2009.

Note 3

Omnicity plans to complete four Asset Purchase Agreements and issue 1,935,400 common shares at $0.50 per share, short term notes of $1,023,862 and cash of $580,387. Agility Leasing has agreed to fund $519,200 of the cash purchase price through a sale leaseback arrangement.

Note 4	Re-capitalization accounting eliminating the shareholders' equity of Parentco and eliminating the investment in Opco upon consolidation.

The following unaudited Pro Forma Statement of Operations has been derived from the audited financial statements of Opco for the year ended July 31, 2008 and the unaudited interim financial statements of Parentco for the twelve months ended September 30, 2008.

Unaudited Pro Forma Statement of Operations

			Acquisition of	Private	Asset	Pro Forma	Pro Forma
	Opco	Parentco	Opco	Placement	Acquisitions	Adjustments	Combined

	$	$	$	$	$	$	$

Revenue	997,444	-	-	-	-	-	997,444
Operating Expenses
Cost of services provided	558,226	-	-	-	-	-	558,226
General and administrative	1,096,882	60,501	-	-	-	-	1,157,383
Depreciation and amortization	352,425	-	-	-	-	-	352,425

Total Expenses	2,007,533	60,501	-	-	-	-	2,068,034

Loss from Operations	(1,010,089)	(60,501)	-	-	-	-	(1,070,590)
Other Income	179,772	-	-	-	-	-	179,772
Interest expense	(204,316)	-	-	-	-	-	(204,316)

Net Loss	(1,034,633)	(60,501)	-	-	-	-	(1,095,134)

Net Loss per share - Note 5	(0.03)	-	-	-	-	-	(0.03)

The following unaudited Pro Forma Statement of Operations have been derived from the unaudited interim financial statements of Opco for the three months ended October 31, 2008 and the unaudited interim financial statements of Parentco for the three months ended December 31, 2008.

Unaudited Pro Forma Statement of Operations

			Acquisition of	Private	Asset	Pro Forma	Pro Forma
	Opco	Parentco	Opco	Placement	Acquisitions	Adjustments	Combined

	$	$	$	$	$	$	$

Revenue	215,605	-	-	-	-	-	215,605
Operating Expenses
Cost of services provided	175,272	-	-	-	-	-	175,272
General and administrative	284,756	107,830	-	-	-	-	392,586
Depreciation and amortization	129,120	-	-	-	-	-	129,120

Total Expenses	589,148	107,830	-	-	-	-	696,978

Loss from Operations	(373,543)	(107,830)	-	-	-	-	(481,373)
Interest expense	(37,143)	-	-	-	-	-	(37,143)

Net Loss	(410,686)	(107,830)	-	-	-	-	(518,516)

Net Loss per share - Note 5	(0.01)	-	-	-	-	-	(0.02)

Note to the Unaudited Pro Forma Statement of Operations
Note 5

Loss per share data shown above are applicable for both basic and diluted. Weighted average shares used was 34,516,000 being the number of shares issued had the re-organization and financing completed at the start of the twelve months ended July 31, 2008 and the three months ended October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OMNICITY CORP.
DATE: February 20, 2009	"Donald M. Prest" Donald M. Prest Chief Financial Officer, Director

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